Filed pursuant to Rule 424(b)(3)
Registration Number 333-125783

PROSPECTUS

Dated August 10, 2005

VILLAGEEDOCS
153,359,867 Shares of Common Stock

The selling shareholders named in this prospectus are offering to sell up to 153,359,867 shares of common stock including up to 21,758,650 shares of common stock of VillageEDOCS underlying convertible promissory notes and warrants to purchase up to 47,000,000 shares that were previously issued by us to the selling shareholders in private transactions.  We will not receive any proceeds from the conversion of our notes or the resale of shares of our common stock. We will, however, receive proceeds from the exercise of our common stock purchase warrants.

Our common stock currently trades on the OTCBB under the symbol "VEDO".

On August 8, 2005, the last reported sale price for our common stock on the OTCBB was $0.16 per share.

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The securities offered in this prospectus involve a high degree of risk.  See "Risk Factors" beginning on page 8 of this prospectus to read about factors you should consider before buying shares of our common stock.

The selling shareholders are offering these shares of common stock.  The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.  The selling shareholders will receive all proceeds from the sale of the common stock.  For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 10, 2005

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You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. VillageEDOCS is referred to throughout this prospectus as "VillageEDOCS", "the Company", "we" or "us."

General

VillageEDOCS (the "Company" or "We") is incorporated in the State of California.  The Company was originally incorporated in 1995 in Delaware as SoftTek, Inc.  In August 1997, we changed our name to SoftTek Technologies Inc. and reincorporated in California.  In 1999 we changed our name to VillageFax.com, Inc., and then, as of July 11, 2000, to VillageEDOCS. Until late 1998, the Company provided product marketing services and fax server products, which were discontinued in 1998.  During 1998 to 2003, our exclusive line of business was the provision of worldwide, Internet-based, business-to-business fax services.  In 2003 we made the decision to accelerate our growth by actively seeking out and pursuing opportunities to acquire businesses that provide complementary and strategic document management technologies, greater market penetration, new revenue streams, or new sales channels for our current service offerings.  On February 17, 2004 we acquired Tailored Business Systems, Inc., ("TBS") a company that has designed, produced, installed, provided and supported computer software systems and services for the governmental sector since 1973. During 2004 and in connection with our plan to expand the operations of the Company through additional acquisitions, we formed MessageVision, Inc.  ("MessageVision" or"MVI") and transferred to it the operations of the fax service.   Effective April 1, 2005, the Company acquired Phoenix Forms, Inc. dba Resolutions ("PFI", "Resolutions").  Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving. As a result of the foregoing, the Company is structured as a holding company, with three wholly owned subsidiaries. It is through these subsidiaries that we perform our business.

This Offering

Shares offered by Selling

Shareholders                                       153,359,867 shares of common stock, of which 21,758,650 shares are issuable upon the conversion of promissory notes or preferred Stock and 47,000,000 shares are issuable upon the exercise of warrants.

Use of Proceeds                                  We will not receive any proceeds from the conversion of the promissory notes or preferred Stock or the sale of the common stock.  We will however receive proceeds from the exercise of common stock purchase warrants.

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Risk Factors                                        The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 8.

OTCBB

Trading Symbol                                  VEDO

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RISK FACTORS

An investment in our shares involves a high degree of risk.  Before making an investment decision, you should carefully consider all of the risks described in this prospectus.  If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected.  If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment.  The risk factors described below are not the only ones that may affect us. Additional risks and uncertainties that we do not currently know about or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties.  Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below.  See "Forward-Looking Statements."

Risks Related to Our Business

Our limited operating history makes evaluating our business and prospects difficult.

We have a limited operating history on which you can base an evaluation of our business and future prospects. You should carefully consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. Our success will depend in part upon our ability to implement and execute our business and marketing strategy. There is a risk that we will not be able to accomplish our objectives. Failure to achieve any of our objectives could negatively affect our business, financial condition and results of operations.

The market for both business-to-business electronic commerce solutions and for government accounting products and services is extremely competitive and we may not be able to compete effectively.

Because both the business-to-business market place and the business-to-small government market place are highly competitive and have low barriers to entry, we cannot assure you that we will be able to compete effectively. We expect competition to intensify as current competitors expand their product offerings and new competitors like us enter the market. We cannot assure you that we will be able to compete successfully against current or future competitors, or that competitive pressures we face will not harm our business, operating results, or financial condition.

Many of our competitors will have, and potential competitors may have, more experience developing software and matching solutions, larger technical staffs, larger customer bases, greater brand recognition, and greater financial and other resources than we have. In addition, competitors may be able to develop products and services that are superior to our products and services, achieve greater customer acceptance or have significantly improved functionality as compared to our existing and future products and services. There is a risk that the products and services offered by our competitors now or in the future will be perceived as superior to ours.

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Significant Indebtedness

Our significant debt could adversely affect our financial resources and prevent us from satisfying our debt service obligations.  We have a significant amount of indebtedness and are very likely to incur additional indebtedness in the future.  We presently do not generate sufficient cash flow from operations to service interest payments.  In the future, we may not generate sufficient cash flow from operations, or have future borrowings available to us, sufficient to pay our debt.

Our acquisition of Tailored Business Systems, Inc., Phoenix Forms, Inc. and Potential Future Acquisitions Involve a Number of Risks

Our acquisition of Tailored Business Systems, Inc. ("TBS"), Phoenix Forms, Inc. ("PFI") and potential future acquisitions involve risks associated with assimilating these operations into our Company; integrating, retaining and motivating key personnel; and integrating and managing geographically-dispersed operations, integrating the infrastructures of disparate entities.  While integrating new companies, we may lose key executives or other employees of these companies.   Additionally, the acquisition of TBS, PFI and future acquisitions could divert attention from other ongoing business concerns, could create a substantial strain on our resources, including time and money, and could expose us to unforeseen liabilities.  We may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.  We relied on debt financing to purchase TBS and PFI and to fund our operating shortfalls.  Consequently our debt-to-equity ratio is high. The interest costs associated with this debt will increase our operating expenses.

The Internet could become subject to regulations that affect our business.

Our business segments, both directly and indirectly, rely on the Internet and other electronic communications gateways. We intend to expand our use of these gateways. To date, the use of the Internet has been relatively free from regulatory restraints. However, legislation, regulations, or interpretations may be adopted in the future that constrain our own and our customers' abilities to transact business through the Internet or other electronic communications gateways. There is a risk that any additional regulation of the use of such gateways could have a material adverse effect on our business, financial condition, and operating results.

We depend on key personnel and will need to recruit new personnel as we grow.

As we attempt to expand our customer base, we will need to add additional key personnel as we continue to grow. If we cannot attract and retain enough qualified and skilled staff, the growth of our business may be limited. Our ability to provide services to clients and expand our business depends, in part, on our ability to attract and retain staff with professional experiences that are relevant to technology development and other functions we perform. Competition for personnel with these skills is intense. Some technical job categories are under conditions of severe shortage in the United States. In addition, restrictive immigration quotas could prevent us from recruiting skilled staff from outside the United States. We may not be able to recruit or retain the caliber of staff required to carry out essential functions at the pace necessary to sustain or expand our business.

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We believe our future success will depend in part on the continued employment and performance of our senior management, our ability to retain and motivate our officers and key employees, and our ability to identify, attract, hire, train, retain, and motivate other highly skilled technical, managerial, marketing, and customer service personnel.

If we are not able to protect our proprietary technology, our ability to compete effectively could be damaged.

Despite any precautions we may take, a third party may be able to copy or otherwise obtain and use our software or other proprietary information without authorization or develop similar software independently. We cannot assure you that the steps we have taken or will take will prevent misappropriation of our technology. Litigation may be necessary in the future to determine the validity and scope of the proprietary rights of others, or defend against claims of infringement or invalidity. This litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could harm our business.

Our business could be adversely affected if we infringe on intellectual property rights of third parties.

Litigation regarding intellectual property rights is common in the software and technology industries. We have in the past received letters alleging that we are infringing the intellectual property rights of AudioFax. We do not believe the proprietary nature of the AudioFax software is critical to our current or future market competiveness. Several providers of fax service software have patent license agreements with AudioFax, and it is our understanding that our use of these other fax software platforms would indemnify us from any infringement of AudioFax patents. We currently plan to migrate to a fax software platform that is compatible with current technology, has existing license agreements with AudioFax, and will indemnify us from infringement of AudioFax patents. This migration is subject to the Company's ability to obtain the additional capital needed for the license fees for the other fax software platforms. We may in the future be the subjects of claims for infringement, invalidity, or indemnification claims based on such claims of other parties' proprietary rights. These claims, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, or require us to enter into royalty or licensing agreements. There is a risk that such licenses would not be available on reasonable terms, or at all. Although we believe we have the ability to use our intellectual property to operate, market, and license our existing products without incurring liability to third parties, there is a risk that our products and services infringe the intellectual property rights of third parties.

Our products and technology depend on the continued availability of licensed technology from third parties. The loss of such products and technology would significantly and adversely affect our business.

We license and will continue to license certain technology and software from third parties. These licenses are integral to our business. If any of these relationships were terminated or if any of these third parties were to cease doing business, we would be forced to spend significant time and money to replace the licensed software. We cannot assure you that we would be able to replace these licenses. This could have a material adverse effect on our business, financial condition, and operating results.

Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

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The September 11, 2001 terrorist attacks in the United States were unprecedented acts of international terrorism. We cannot predict the continued effect of those acts and similar acts that have occurred more recently in Europe on the economy of the United States or on the global economy. Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate.  In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

Our current and future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

We have a limited operating history, and have generated only limited revenues to date. We cannot forecast with any degree of certainty the amount of revenue to be generated by any of our services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

 our ability to attract new and repeat customers;

 our ability to keep current with the evolving requirements of our target market;

 our ability to protect our proprietary technology;

 the ability of our competitors to offer new or enhanced products or services; and

 unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

One shareholder owns a majority of our outstanding common stock and is able to control our actions.

One shareholder and his wife own 58,653,171 shares, or approximately 62%, of the outstanding shares of our common stock as of July 31, 2005.  In addition, as of July 31, 2005, these individuals hold warrants to purchase an additional 5,000,000 shares of our common stock at $0.10 per share and secured convertible promissory notes convertible into an additional 1,838,650 shares of our common stock at $0.14 per share.  These individuals have the ability to elect our entire board of directors and to approve or disapprove all other matters requiring the vote of shareholders.  Additionally, the Selling Shareholder has the right to acquire up to 56,000,000 shares of our common stock.  If the Selling Shareholder retains a significant number of such shares in lieu of selling them pursuant to this prospectus, the Selling Shareholder will also be able to significantly influence corporate actions requiring shareholder consent.

Our officers and directors may be able to influence stockholder actions.

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Executive officers and directors, in the aggregate, beneficially own approximately 17.4% of our outstanding voting stock. These stockholders acting together may be able to significantly influence matters requiring approval by our stockholders, including the election of directors, and the approval of mergers or other business combination transactions in a manner that could conflict with our other stockholders.

Our Certificate of Incorporation limits director liability, thereby making it difficult to bring any action against them for breach of fiduciary duty.

As permitted by California law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and California law, stockholders may have limited rights to recover against directors for breach of fiduciary duty.

The following risks relate principally to our common stock and its market value:

Penny stock regulations may impose certain restrictions on marketability of our stock.

The U.S. Securities and Exchange Commission (the "Commission) has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. As a result, our Common Stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in the secondary market and the price at which such purchasers can sell any such securities.

We have never paid dividends on our common stock and do not expect to pay any in the foreseeable future.

The Company has not paid any dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future. Any earnings that the Company may realize in the foreseeable future will be retained to finance the growth of the Company.

The number of shares eligible for future sale may adversely affect the market for our common stock.

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As of July 31, 2005, the Company had 94,319,190 shares of its Common Stock issued and outstanding, approximately 88,000,000 of which are "restricted securities." Rule 144 of the Commission provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning the Company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of the Common Stock.

Outstanding options and warrants could affect the market price of our common stock.

As of June 30, 2005, there were outstanding stock options and warrants to purchase an aggregate of 37,068,670 shares of Common Stock at exercise prices ranging between $0.10 per share and $2.50 per share, and warrants to purchase an aggregate of 32,000,000 shares of the Company's preferred stock at $0.10 per share (subject to adjustment).  The exercise of such outstanding options and warrants will dilute the percentage ownership of the Company's stockholders, and any sales in the public market of shares of Common Stock underlying such securities may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of such outstanding securities can be expected to exercise their respective rights therein at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such securities.

Our stock price will fluctuate which could result in substantial losses for investors

The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

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•	Quarterly variations in operating results;
•	Changes in financial estimates by securities analysts;
•	Announcements by us or our competitors of new products, significant contracts, acquisitions, or strategic relationships;
•	Disputes concerning our proprietary rights or any future patents, trademarks or copyrights;
•	Publicity about our company, our products, or our competitors;
•	Publicity regarding actual or potential medical results relating to products under development by us or our competitors;
•	Additions or departures of key personnel;
•	Any future sales of our common stock or other securities;
•	Stock market price and volume fluctuations of publicly-traded companies; and
•	Business combination transactions.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

Trading in our common stock on the OTCBB may be limited thereby making it more difficult for investors to resell their shares of our common stock.

Our common stock trades on the OTCBB. The OTCBB is not an exchange and, because trading of securities on the OTCBB is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.

Our common shareholders may experience substantial dilution

The sale of a substantial number of shares of our common stock in the public market, or the prospect of such sales, could materially and adversely affect the market price of our common stock. We are authorized to issue up to 250,000,000 shares of common stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as our Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of our common stock held by existing stockholders. Sales in the public market of substantial amounts of our common stock, including sales of common stock issuable upon exercise of options and warrants, could depress prevailing market prices for our common stock. Even the perception that such sales could occur might impact market prices for the common stock. The existence of outstanding options and warrants may prove to hinder our future equity financings.

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FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by us or on our behalf.  We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our shareholders and news releases.  All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf.  Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors on which such statements are based are assumptions concerning uncertainties associated with product development, the risk that we will not obtain approval to market our products, the risk that our technology will not gain market acceptance, our ability to obtain additional financing, our ability to attract and retain key employees, our ability to protect intellectual property, and our ability to adapt to economic, political and regulatory conditions affecting our industry.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock.  However, we will receive the proceeds from the exercise of warrants which we intend to use for general working capital purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

WEBSITE ACCESS TO REPORTS

The Company's Internet website address is www.villageedocs.com.  The Company's annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports of Form 8-K, and all amendments thereto, are available free of charge on the Company's website as soon as reasonably practical after such reports are electronically filed with, or furnished to, the U.S. Securities and Exchange Commission.

GENERAL OVERVIEW

The following Management Discussion and Analysis or Plan of Operations should be read in conjunction with the unaudited consolidated balance sheet as of March 31, 2005, and the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 2005 and 2004, and the related notes thereto included in the Company's Quarterly Report on Form 10-QSB filed with the Commission on May 16, 2005 as well as the audited financial statements of the Company for the years ended December 31, 2004 and 2003, included in the Company's Annual Report on Form 10-KSB filed with the Commission on March 31, 2005.    This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions.

As reported in the Report of Independent Registered Public Accounting Firm on our December 31, 2004 consolidated financial statements, the Company has suffered recurring losses from operations, and has a working capital deficit that raises substantial doubt about our ability to continue as a going concern.

The Company cautions readers that important facts and factors described in this Management's Discussion and Analysis or Plan of Operations and elsewhere in this document sometimes have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results during 2005 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

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On February 17, 2004, the Company acquired TBS.  During its fiscal year ended October 31, 2003, TBS's net revenues were $3,324,059.  During the fiscal year ended December 31, 2003, the Company's net revenues were $1,882,027.  This acquisition caused the Company's results of operations during 2004 to vary significantly from those reported for 2003 due to the consolidation of TBS during most of 2004.  Accordingly, management believes that the following presentation of comparative results of operations, while required, may not be meaningful for 2004.

Effective April 1, 2005, the Company purchased 100% of the issued and outstanding capital stock of Phoenix Forms, Inc.  This acquisition is expected to cause the results of the Company for 2005 to vary from those previously reported during 2004.  See Recent Developments below for additional information.

On April 13, 2005, the Company obtained $800,000 in cash from Barron Partners, LP ("Barron") and issued a convertible note payable along with stock purchase warrants.   See Recent Developments below for additional information.

To fund the Company's planned expansion, management is actively seeking additional financing by issuing equity or a combination of equity and debt financing from new shareholders and/or lenders in 2005. There can be no assurance that funding will be available on acceptable terms, if at all, or that such funds, if raised, would enable the Company to maintain profitable operations or complete additional acquisitions.

In the event the Company does not succeed in obtaining additional planned financings during 2005, the Company believes it will be able to generate adequate cash to sustain operations at current levels for the remainder of 2005.

CRITICAL ACCOUNTING POLICIES

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income/loss from operations, and net income/net loss, as well as on the value of certain assets on our consolidated balance sheet.  We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management.  While there are a number of accounting policies, methods and estimates affecting our consolidated financial statements, areas that are particularly significant include revenue recognition, stock-based compensation, and goodwill and long-lived assets.  In addition, please refer to Note 3 to the accompanying consolidated financial statements for further discussion of our significant accounting policies.

Revenue Recognition.  The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", as revised by SAB No. 104.  As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or the services have been performed, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

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The Company has adopted Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as well as SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions."  The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence ("VSOE") of fair value. Software license revenue allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established.  Maintenance and support revenue is recognized ratably over the maintenance term.  First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Services revenue is recognized as the service is performed assuming that sufficient evidence exists to estimate the fair value of the services.  Consulting and training services are billed based on contractual hourly rates and revenues are recognized as the services are performed. Consulting services primarily consist of implementation services related to the installation of the Company's products which do not require significant customization to or modification of the underlying software code.

Significant management judgments and estimates must be made in connection with determination of the revenue to be recognized in any accounting period. If the Company made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Stock-Based Compensation.  The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting For Stock-Based Compensation."  SFAS 123 defines a fair value based method of accounting for stock-based compensation.  However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25, as amended ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.  See New Accounting Pronouncements below.

Goodwill and Other Intangible Assets.  The Company has adopted SFAS No. 142 "Goodwill and Other Intangible Assets."  Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually for impairment, or more frequently if impairment indicators arise.

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Identifiable assets and liabilities acquired in connection with business acquisitions accounted for under the purchase method are recorded at their respective fair values.  Deferred income taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed.

Long-Lived Assets.  The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.

Beneficial Conversion Feature.  The convertible feature of certain of our convertible notes provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and Emerging Issues Task Force Issue No. 00-27,"Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. The Company will record the corresponding unamortized debt discount related to the BCF and warrants as interest expense when the related instrument is converted into the Company's common stock.

RESULTS OF OPERATIONS

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Net Sales

Net sales for the year ended December 31, 2004 were $6,014,269, a 220% increase over 2003 net sales of $1,882,027.  The increase of $4,132,242 in 2004 resulted from an increase of $803,855, or 43%, in revenue from MVI (which resulted from growth in the number of higher margin clients) as well as the addition of $3,328,387 in revenue from TBS.  TBS generated 55% of the Company's 2004 revenue between February 17, 2004 (the date of acquisition) and December 31, 2004.  MVI generated the remaining 45% of the Company's 2004 revenue, as compared to 2003, when the operations that the Company has now transferred to MVI comprised 100% of revenue.

Cost of Sales

Cost of sales for the year ended December 31, 2004 were $2,367,789 as compared to the $920,410 reported for the year ended December 31, 2003.  The increase in the 2004 period of $1,447,379 resulted from an increase of $37,215 from MVI as well as the addition of $1,410,164 in costs of sales of TBS.  Total cost of sales during the 2004 period represented 39% of sales.  Cost of sales for MVI during the 2004 period represented 36% of sales as compared with 49% of sales in the 2003 period reflecting reduced telecommunications and other costs associated with providing electronic document delivery services despite an improvement in revenues from those services.

Gross Profit

18

Gross profit for the year ended December 31, 2004 increased 279% to $3,646,480 as compared to $961,617 for the prior year period.  Gross profit margin for 2004 was 61% as compared with 51% for 2003.  Of the overall increase of $2,684,863, $766,640 is attributable to improved profits from MVI, and $1,918,223 is attributable to TBS.

Operating Expenses

Operating expenses for the year ended December 31, 2004 increased by 42% to $3,368,670 from the $2,365,560 reported in 2003, an increase of $1,003,110.

Product and technology development decreased $69,671 to $418,444 from the $488,115 reported in 2003.  $136,941 of the net decrease is attributable to a reduction in staff at MVI; however, that decrease was offset by an increase of $67,270 attributable to TBS.

Sales and marketing decreased by $80,983 to $725,155 from the $806,138 reported in 2003.  Of the net decrease, $164,626 is due to a reduction in sales management staff and a small decrease in spending on sales lead generation programs at MVI; however, that decrease was offset by an increase of $83,643, the sales and marketing costs of TBS.

General and administrative increased by $1,068,412 to $1,990,744 from the $922,332 reported in 2003.   The overall net increase was comprised of a $653,315 decrease at MVI (comprised of a decrease in consulting fees, salaries, legal, and accounting) which was offset by the addition of $1,162,455 in general and administrative expenses of TBS and $560,072 in general and administrative expenses of the holding company (comprised of consulting fees, salaries, benefits, legal, accounting, and travel expenses).

Depreciation and amortization expense increased $85,352 to $234,327 from the $148,975 reported in 2003.  The overall increase was comprised of a 30% decrease from electronic document delivery services (due to disposal of certain capitalized equipment during the fourth quarter of 2003) which was offset by the addition of $77,617 in depreciation from equipment owned by TBS, and $52,500 in amortization expense related to intangible assets.

During the year ended December 31, 2004, expenses related to product and technology development, sales and marketing, general and administrative, and depreciation and amortization represented 7%, 12%, 33%, and 4% of net sales, respectively.  During the year ended December 31, 2003, expenses related to product and technology development, sales and marketing, general and administrative, and depreciation and amortization represented 26%, 43%, 49%, and 8% of net sales, respectively.

Operating Income (Loss)  Income from operations for the year ended December 31, 2004 was $277,810, an increase of $1,681,753 (120%) from the loss from operations of $1,403,943 reported in 2003.  The overall increase was comprised of (i) an increase of $1,766,287 in operating income from MVI, which grew to $362,344 in 2004 (compared to an operating loss of $1,403,943 in 2003), (ii) the addition of $475,538 in operating income from TBS during 2004, and (iii) an operating loss of $560,072 from the holding company.

19

Interest Expense  Interest expense for the year ended December 31, 2004 increased by $4,964 to $666,623 from $661,659 reported in 2003.  The overall increase was comprised of $241,737 in interest on borrowings of TBS (substantially all of which is attributable to the acquisition financing), which was offset by a $236,773 or 36% decrease from MVI that resulted from a decrease in charges related to the beneficial conversion feature associated with 2004 borrowings as compared to 2003 borrowings because of fluctuations in the market price of the Company's common stock.   Interest expense incurred in connection with capital leases decreased in the 2004 period as compared with the 2003 period.

Net Loss  As a result of the foregoing, net loss for the year ended December 31, 2004 was $391,213, or $0.01 per share, compared to a net loss of $2,106,345, or $0.07 per share, for the year ended December 31, 2003 on weighted average shares of 35,321,760 and 30,828,738, respectively.

Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004
Net Sales

Net sales for the three months ended March 31, 2005 were $1,411,982, a 54% increase over net sales for the prior year quarter of $915,445.  The increase of $496,537 in the 2005 quarter resulted from an increase of $171,451 in revenue from MVI (which resulted from growth in the number of clients) as well as an increase of $325,086 in revenue of TBS (which resulted from reporting a full quarter of revenue from TBS in the 2005 period as compared with approximately one and one-half months in the 2004 period).

Cost of Sales

Cost of sales for the three months ended March 31, 2005 were $551,486 as compared to the $344,293 reported for the three months ended March 31, 2005.  The increase in the 2005 quarter of $207,193 resulted from an increase of $220,543 from TBS as offset by a decrease of $13,350 from MVI.  Total cost of sales during the 2005 quarter represented 39% of sales.  Cost of sales for MVI during the 2005 quarter represented 33% of sales as compared with 45% of sales in the 2004 quarter reflecting reduced telecommunications and other costs associated with providing electronic document delivery services despite an improvement in revenues from those services.  Cost of sales for TBS during the 2005 quarter represented 46% of sales as compared with 24% of sales in the 2004 quarter (which resulted from reporting a full quarter of expenses from TBS in the 2005 period as compared with approximately one and one-half months in the 2004 period).

Gross Profit

Gross profit for the three months ended March 31, 2005 increased 51% to $860,496 as compared to $571,152 for the prior year quarter.  The increase in the 2005 quarter of $289,344 resulted from increases of $184,801 and $104,543 from MVI and TBS, respectively.  Gross profit margin for the 2005 quarter was 61% as compared to 62% for the 2004 quarter.

Operating Expenses

Operating expenses for the three months ended March 31, 2005 increased by 61% to $1,156,393 from the $718,635 reported in the three months ended March 31, 2004.  Of the total increase of $437,758, $115,670 and $355,881 are attributable to increases in operating expenses of MVI and TBS, respectively, as offset by a decrease of $33,793 in operating expenses of corporate.

20

During the three months ended March 31, 2005, corporate incurred $179,043 in operating expenses, a decrease of $33,793 from the $212,836 reported in the 2004 quarter as a result of reduced consulting fees.

During the three months ended March 31, 2005, MVI incurred $427,578 in operating expenses, an increase of 37% over the $311,908 reported in the 2004 quarter.  Product and technology development increased $3,183 to $94,256 from the $91,073 reported in the prior year quarter.  Sales and marketing increased by $21,617 to $187,606 from the $165,989 reported in the prior year quarter as a result of staff increases.  General and administrative increased by $91,404 to $116,342 from the $24,938 reported in the prior year quarter as a result of staff increases.   Depreciation and amortization expense decreased $534 to $29,374 from the $29,908 reported in the 2004 quarter.

During the three months ended March 31, 2005, TBS incurred $549,772 in operating expenses, an increase of 183% over the $193,891 reported in the 2004 period.  The increases in Product and technology development,  Sales and marketing,  General and administrative, and  Depreciation and amortization expenses to $95,702, $111,108, 320,776, and $22,186, respectively, are attributable to comparing three full months in the 2005 period to one and one-half months in the 2004 period.

Operating Income (Loss)

As a result of the foregoing, the Company reported an operating loss for the three months ended March 31, 2005 of $295,897, compared to an operating loss of $147,483 for the three months ended March 31, 2004.  The overall operating loss in the 2005 quarter was comprised of operating losses of $179,043 and $207,545 from corporate and TBS, respectively, as offset by operating income from MVI of $90,691.  The overall operating loss in the 2004 quarter was comprised of operating income of $21,560 and $43,793 from MVI and TBS, respectively, as offset by an operating loss from corporate of $212,836.

Interest Expense

Interest expense for the quarter ended March 31, 2005 increased by 185% to $300,040 from the $105,276 reported in the prior year quarter.  Although interest charges incurred pursuant to the terms of convertible promissory notes decreased significantly as a result of the February 10, 2005 conversion to equity of approximately $3.68 million in debt (see "Liquidity" below), these decreases were offset by $215,465 in charges related to the beneficial conversion feature associated with borrowings from prior years and the conversion to equity thereof.

Net Loss

21

Net loss for the three months ended March 31, 2005 was $600,137, or $0.01 per share, compared to a net loss of $261,917, or $0.01 per share, for the three months ended March 31, 2004 on weighted average shares of 59,363,429 and 33,543,178, respectively.  The overall net loss in the 2005 quarter was comprised of net losses of $474,658 and $208,478 from corporate and TBS, respectively, as offset by net income from MVI of $82,999.  The overall net loss in the 2004 quarter was comprised of net losses of $240,928 and $55,053 from corporate and MVI, respectively, as offset by net income from TBS of $34,064.

LIQUIDITY

During the year ended December 31, 2004, the Company's net cash position increased by $393,307 to $458,009. The Company generated $171,572 from operating activities, and $1,882,105 from financing activities; however, the Company's investing activities used net cash of $1,660,370.

Net cash provided by operating activities for the year ended December 31, 2004 was $171,572, an increase of $1,171,333 from the $999,761 used in operating activities in 2003, mainly due to the decrease in net loss for 2004 as well as an increase in revenues and customer deposits at TBS.

The Company's investing activities consisted of the acquisition of TBS and purchase of computer equipment. Net cash used for investment activities increased $1,580,188 to $1,660,370 from the $80,182 reported for 2003.

Net cash provided by financing activities for the year ended December 31, 2004 was $1,882,105, and mainly included proceeds of $2,045,000 from stockholder loans. Net cash provided by financing activities for the year ended December 31, 2003 was $1,091,318, which included proceeds of $1,132,000 from stockholder loans.

During the three months ended March 31, 2005, the Company's net cash position decreased by $314,242 to $143,767. The Company's operating, investing, and financing activities used net cash of $100,711, $9,678, and $203,853, respectively.

Net cash used in operating activities for the three months ended March 31, 2005 was $100,711, an increase of $89,417 from the $11,294 used in operating activities for prior year quarter, mainly due to the increase in net loss for the 2005 period.

The Company's investing activities consisted of additional TBS acquisition cost and the purchase of computer equipment. Net cash used in investing activities decreased  $1,560,328 to $9,678 from the $1,570,006 reported for the 2004 quarter, during which most of the cash used in the Company's investing activities was for the acquisition of TBS.

Net cash used in financing activities for the three months ended March 31, 2005 was $203,853, and included $200,000 of payments on notes related to the TBS acquisition.  Net cash provided by financing activities for the three months ended March 31, 2005 was $1,891,900, which included proceeds of $1,895,000 from convertible promissory notes to related parties.

22

On February 10, 2005, the Company received notice from C. Alan Williams and Joan P. Williams of their intent to convert $3,682,609 in convertible secured promissory notes payable and accrued interest thereon to 40,332,669 shares of the Company's restricted common stock.  As a result of the conversion, the Williams acquired shared voting and shared dispositive power over seventy-seven percent (77%), or 59,495,094 shares, of the Company's common stock.  As a result of the conversion, the amount owed by the Company to the Williams pursuant to convertible promissory notes payable was $1,000,000 in principal and approximately $62,000 in unpaid interest as of March 31, 2005.  As a result of the conversion, the Company will report a reduction in interest expense in connection with its borrowings from the Williams.  Had the conversion not occurred and assuming all notes remained outstanding during 2005, management estimates that interest expense for 2005 would have been approximately $661,000.  As a result of the conversion, management estimates that interest expense for 2005 on borrowings from the Williams will not exceed approximately $400,000.

CAPITAL RESOURCES

The Company does not currently have any material commitments for capital expenditures other than those expenditures incurred in the ordinary course of business.

Since our inception, our operating and investing activities have used substantially more cash than they have generated. We believe that we have made considerable progress toward achieving profitable operations by increasing revenues from MVI and through our recent acquisitions of TBS and Resolutions.  In addition, we are actively seeking opportunities to acquire or otherwise combine with businesses that are operating profitably and generating positive cash flows.  However, at present and for the foreseeable future, we believe that we will continue to need working capital to fund the growth of our businesses and to absorb the increasing costs associated with operating as a fully reporting company in the prevailing regulatory environment.    Accordingly, we may experience negative operating and investing cash flows through the remainder of 2005 until MVI, TBS, and Resolutions consistently generate net cash flows sufficient to offset the anticipated expenses of operating the holding company.  While we believe that our available cash resources combined with our current revenue streams will be sufficient to meet our anticipated working capital requirements, we will require additional financing to fund capital expenditure requirements for 2005.  Should our current revenue streams or margins be subjected to even minor decreases, our funding requirements could be greater.

We believe that sustainable profitability is achievable; however, we have a history of losses.  While both MVI and TBS alternately reported both monthly operating incomes and monthly operating losses during 2004, operating incomes have been insufficient to offset operating losses, interest expense and corporate overhead.  If we are not successful in sustaining and increasing operating profits from these two reporting segments as well as from Resolutions, we may never achieve profitability for the Company as a whole.  Should we achieve overall profitability in any period, we cannot be certain that we will sustain or increase such profitability on a quarterly or annual basis.

23

Between November 2000 and at least December 2004, our operating shortfalls were funded by one shareholder, an affiliate, to whom we owe $1,000,000 in principal and approximately $74,000 in interest as of May 31, 2005. This shareholder has no obligation to continue to fund any future operating shortfalls and could stop doing so at any time.  We may be required to alter the terms of the convertible promissory note held by this shareholder to induce this shareholder or other such potential lenders to provide additional loans, which could result in this shareholder or other such potential lenders obtaining rights, preferences or privileges senior to those of other creditors or our stockholders.

This estimate is a forward-looking statement that involves risks and uncertainties. The actual time period may differ materially from that indicated as a result of a number of factors so that we cannot assure you that our cash resources will be sufficient for anticipated or unanticipated working capital and capital expenditure requirements for this period. We have advised that we will need to raise additional capital in the future to meet our operating and investing cash requirements. Such sources of financing could include capital infusions, additional equity financing, or debt offerings. There can be no assurance that additional funding will be available on acceptable terms, if at all, or that such funds if raised, would enable the Company to achieve and maintain profitable operations. If we are not able to obtain sufficient additional funds from investors, we may be unable to sustain all or part of our operations.  If we raise additional funds through the issuance of securities, these securities may have rights, preferences or privileges senior to those of our common stock, and our stockholders may experience additional dilution to their equity ownership.

The Report of Independent Registered Public Accounting Firm on our December 31, 2004 consolidated financial statements includes an explanatory paragraph stating that the Company has incurred recurring losses, and has a working capital deficit of $528,587 at December 31, 2004, and that these factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RECENT DEVELOPMENTS

Conversion of Debt

On February 10, 2005, the Company received notice from C. Alan Williams and Joan P. Williams of their intent to convert $3,682,609 in convertible secured promissory notes payable and accrued interest thereon to 40,332,669 shares of the Company's restricted common stock.  As a result of the conversion, the Williams acquired shared voting and shared dispositive power over seventy-four percent (74%), or 58,653,171 shares, of the Company's common stock.  As a result of the conversion, the amount owed by the Company to the Williams pursuant to convertible promissory notes payable was $1,000,000 in principal and approximately $74,000 in unpaid interest as of May 31, 2005.  As a result of the conversion, the Company will report a reduction in interest expense in connection with its borrowings from the Williams.  Had the conversion not occurred and assuming all notes remained outstanding during 2005, management estimates that interest expense for 2005 would have been approximately $661,000.  As a result of the conversion, management estimates that interest expense for 2005 on borrowings from the Williams will not exceed approximately $400,000.

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On June 3, 2005, a holder (the "Note Holder") of $779,736 in convertible secured promissory notes payable and accrued interest thereon exercised the right to convert the entire amount of outstanding principal and interest on his notes to 7,797,361 shares of VillageEDOCS' restricted common stock at a price of $0.10 per share.  On June 3, 2005, the Company and the Note Holder executed an agreement to amend the terms of the notes to extend the due date of the notes to October 31, 2007 and to establish a variable conversion price if the notes were not converted to common stock within 30 days of the date of the amendment.  The Note Holder provided written notification to the Company of his intent to convert immediately upon the execution of the amendment.

On June 30, 2005, the Company accepted notices from a group of 18 holders of an aggregate of $715,000 in convertible secured promissory notes payable (the "Note Holders") of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 7,150,000 shares of VillageEDOCS' restricted common stock at $0.10 per share.   The shares were issued on June 30, 2005.  The Note Holders had previously purchased their notes from C. Alan and Joan P. Williams during June 2005.  The Company and the Note Holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  The amendment to the conversion price was recorded as an inducement, and accordingly, the Company recorded additional interest expense of $306,429 at the time of conversion.

On June 30, 2005 and in connection with the amendment and subsequent conversion of the notes, the Company issued an aggregate of 500,010 shares of its restricted common stock to 5 individuals as finder's fees.  The 500,010 shares were valued at $0.15 per share (fair value on date of issuance) and recorded against additional paid in capital in accordance with the nature of the services provided.

 Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the Note Holders along with the conversion right when they purchased the notes from the Williams.

Financing

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP ("Barron") in the principal amount of $800,000 (the "Convertible Note") which is convertible into 16,000,000 shares of common stock, no par value, of the Company until such time as the Company amends its articles of incorporation so as to authorize and designate a class of preferred stock and thereafter will be convertible solely into preferred stock.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  Pursuant to the warrant agreement, the holder has the right to purchase preferred shares of the Company for a limited time, as defined.  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined).  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

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Finally, the Company and Barron have entered into a Registration Rights Agreement pursuant to which the Company agreed to prepare and file with the United States Securities and Exchange Commission a registration statement covering the resale of the securities underlying the convertible promissory note and the warrants within 60 days of April 13, 2005, which the Company satisfied by filing a registration statement on Form SB-2 on June 13, 2005.

Acquisition

Effective April 1, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Phoenix Forms, Inc. dba Resolutions ("Resolutions" or "PFI"), from its two shareholders, Alexander Riess and William Falcon.  The acquisition closed on April 15, 2005.

VillageEDOCS purchased Resolutions for $2,918,877 with two promissory notes in the aggregate amount of $200,000, payment in full at closing of an existing third-party promissory note in the amount of $432,000, and warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model).  The warrants will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

VillageEDOCS funded the requirement to pay the third-party promissory note from the proceeds of the $800,000 Convertible Note described above.

PFI is a Georgia corporation formed in 2004 to acquire Resolutions, then a division of Inter-American Data, Inc., that has been operating continuously since 1998.  PFI presently does business as Resolutions and is headquartered in Suwanee, GA, a suburb of Atlanta.

The terms of the purchase were the result of arms-length negotiations.  Neither of the Resolutions shareholders was previously affiliated with VillageEDOCS, although Resolutions has been a customer for several years of the electronic document delivery service now operated by MVI.

Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.   Resolutions solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or just retrieved and viewed on screen.

Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution;  R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing;  R-Checks, a turnkey check printing solution;  R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

In connection with the acquisition of PFI, the Company incurred the following costs:

  76,606 shares of common stock to an employee as a finder fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).
  $22,120 in finder's fees, paid in April 2005.
26

•

•

•

•

  Warrants to purchase an aggregate of 550,000 shares of common stock to the employees noted above.  The warrants are exercisable at $0.15, vest through April 2008 and expire in 2015.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).
  $47,500 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The purchase price has been determined as follows:

Cash	$432,000
Promissory notes	200,000
Warrants to purchase 10,000,000 shares at $0.15
per share	2,100,000
Acquisition costs	186,877
--------------------
$2,918,877
============

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of Resolutions as of April 1, 2005, the effective date of the acquisition:

Cash	$53,811
Accounts receivable	250,055
Inventories	244,516
Property and equipment	152,551
Intangibles, net	716,430
Accounts payable and accrued expenses	(794,354)
Notes payable	(30,000)
------------------
Net assets	593,009

Goodwill and other intangible assets	2,325,868
-----------------
$2,918,877
==========

This allocation is preliminary and may be subject to change upon evaluation of the fair value of Resolutions' acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  The Company is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2005.

Following the acquisition, the Company will report Resolutions' results of operations as a new segment, electronic forms.  The goodwill from the acquisition of Resolutions will be allocated one hundred percent to the electronic forms segment.

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BUSINESS

Overview

VillageEDOCS (the "Company" or "We") is incorporated in the State of California. The Company was originally incorporated in 1995 in Delaware as SoftTek, Inc. In August 1997, we changed our name to SoftTek Technologies Inc. and reincorporated in California. In 1999 we changed our name to VillageFax.com, Inc., and then, as of July 11, 2000, to VillageEDOCS. Until late 1998, the Company provided product marketing services and fax server products, which were discontinued in 1998.  During 1998 to 2003, our exclusive line of business was the provision of worldwide, Internet-based, business-to-business fax services.  In 2003 we made the decision to accelerate our growth by actively seeking out and pursuing opportunities to acquire businesses that provide complementary and strategic document management technologies, greater market penetration, new revenue streams, or new sales channels for our current service offerings.  On February 17, 2004 we acquired Tailored Business Systems, Inc., ("TBS") a company that has designed, produced, installed, provided and supported computer software systems and services for the governmental sector since 1973. Effective April 1, 2005, the Company acquired Phoenix Forms, Inc. dba Resolutions ("PFI", "Resolutions").  Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.

Unless otherwise indicated by the context, the "Company" means the parent company, VillageEDOCS.

The Company's principal executive offices are currently located at 14471 Chambers Road, Suite #105, Tustin, CA  92780.

Operating Segments

We conduct our business through three wholly owned subsidiaries.  MessageVision operates our Internet based document delivery services.  TBS operates our government accounting products and services business.  Resolutions, which we acquired on April 1, 2005, operates our document management, archiving, and document imaging services.

Segment revenue and profit information for MessageVision and TBS is presented in Note 13 of the Company's 2004 Consolidated Financial Statements, included as part of this Prospectus.  See "Management's Discussion and Analysis of Financial Condition or Plan of Operations" for additional financial data and commentary on recent financial results for operating segments.

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MessageVision - Electronic Document Delivery Services

MessageVision (45% of consolidated revenues in 2004) is a California corporation formed in 2004 to operate the historical business of VillageEDOCS, an Internet-based fax service that enables a user to send an electronic fax document to an individual or to a broadcast list of thousands through a web browser (i.e. Microsoft Explorer, etc.), e-mail package (i.e. Microsoft Exchange,  Microsoft Outlook, Lotus, etc.), Microsoft Windows-based application, Enterprise Resource Planning or Customer Relationship Management system, or proprietary corporate information system.  As of February 28, 2005, we had approximately 377 active clients.  During 2004, no single customer accounted for more than 10% of net sales.

We use proprietary, internally-developed document processing and transmission systems to create and send or receive documents for our clients.  We provide Internet-based fax services that integrate with existing Internet-connected systems within companies where invoices, statements, purchase orders, ticket confirmations, and other key documents originate. A typical application is characterized by the need to deliver time sensitive, personalized documents to a disparate group of recipients in multiple formats and delivery methods.  Our services are designed for use by a wide range of industries and enterprise sizes using such diverse platforms as Microsoft Windows NT/2000/XP, UNIX, and IBM iSeries (AS/400). Our clients currently include manufacturing companies, E-commerce providers, application service providers, food service corporations, value added resellers, weather reporting services, public relations firms, and direct marketing organizations.   Businesses using J.D. Edwards, Oracle, Peoplesoft, Infinium, IBS and SAP environments, among others, can use our service to become fax-enabled without traditional capital expenditures and ongoing maintenance costs.  We offer our clients the flexibility to send Microsoft Office, Corel, IBM PCL, Adobe PDF, next-generation HTML, and other types of documents through our Internet fax service.  In addition, our service is compatible with virtually any foreign language including character-based Pacific Rim, Middle and Far Eastern languages.  In addition, we offer our clients robust activity reporting and job control functions that are not offered by many of our competitors.  In 2003, we introduced, in concert with a business partner, new document management solutions that provide electronic document presentation functions that enable our clients to automatically generate and deliver presentation-quality documents from enterprise systems such as ERP, CRM, and E-Commerce and to populate a database with data from a document that has either been scanned or received as a fax.

We charge our clients a fee primarily based upon either the number of pages delivered and received, or upon the number of minutes expended, for the delivery or receipt of our clients' documents during the month.  In some cases, we charge one-time and annual perpetuation fees for custom-developed client solutions.

Net sales for the fiscal years ended December 31, 2004 and 2003 were $2,685,882 and $1,882,027, respectively.

TBS - Government Accounting Products and Services

TBS (55% of consolidated revenues in 2004) is a Georgia corporation established in 1973.  As a result of the Company pursuing its acquisition strategy, we acquired TBS in February 2004.  As a result, we are engaged in the business of creating, maintaining, training, customizing and supporting computer application programs primarily for the use of city and county governments, the sale and installation of computer equipment and supplies, the printing and ordering of forms, the furnishing of consulting services, and the implementation of internal computer networks in communication with IBM iSeries servers.  We generate revenues from TBS' established client base in the form of printing, billing, and fulfillment services as well as maintenance and training revenues.  We have achieved a dominant share of the Georgia market for small to medium government entities, enjoying 70% of the municipal government market and 65% of the county government market in that state. Our goals include expanding our business model to governmental entities regionally and, eventually, nationwide.  In addition, we intend to expand revenue both from printing and from subscription-based hosted solutions.

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We charge for our proprietary software and for general-purpose hardware used in providing in-house solutions.  When a client elects to use the hosted Application Service Provider service, we charge a monthly fee per seat for the use of the Internet based services.  In addition to both offerings, we charge for consulting, installation, implementation, support, annual maintenance and training.  We charge separately for printing and forms jobs based on the specific nature of the requirements.  For printing, it is generally per mailing and for forms on a per page basis.  Net sales for the period from February 17, 2004 (date of acquisition) through December 31, 2004 were $3,328,387.

Resolutions - Document Management Services

Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.   Resolutions' solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or just retrieved and viewed on screen.

Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution;  R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing;  R-Checks, a turnkey check printing solution;  R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

Products and Services Development

The Company actively and continually engages in development of additional products and services to offer to our existing and potential new clients.

Our ability to sustain our development activities is dependent upon the availability of sufficient funds from operations or other sources such as proceeds received by the Company from the sale of common stock, bank lines of credit or other credit facilities.

Competition

Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company's subsidiaries. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and distribution partners. While we believe that MVI can compete effectively because we offer our clients certain capabilities that much of the competition does not offer, such as custom integration, private-labeling, and electronic document presentation, and while we believe TBS can compete effectively because we provide affordable and reliable full-service solutions tailored to the needs of local governments, there can be no assurance that the Company's competitors will not develop similar products and services that are equal or superior to ours, or that achieve greater market acceptance than the Company's offerings.

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Outlook and Strategy

We intend to continue our focus on obtaining growth from higher margin products and services at MVI and TBS, as well as growth from Resolutions and other acquisitions of companies that consistently generate net income and positive cash flows.  We believe that this strategy offers the best opportunity for the Company's operations to continue to generate positive operating income and cash flows from operations and to achieve net income.

To reach this goal, we intend to continue our strategy of cost containment.  Should additional growth capital become available during 2005, we intend to direct the capital toward increasing sales and marketing while holding down costs for general and administrative as well as product and technology expenses.

Employees

As of July 31, 2005, the holding company had 5 full-time employees, 3 of whom are executive officers.  MessageVision had 15 full-time employees. These employees include 6 engaged in sales and marketing, 2 in technology development, 5 in operations, and 2 in administration.  TBS had 20 full-time employees, including 2 engaged in sales and marketing, 3 in technology development, 10 in operations, and 5 in administration.  Resolutions had 12 full-time employees, 2 in sales, 8 in operations and technology development, and 2 in administration.

DESCRIPTION OF PROPERTY

The Company occupies office space in California and Georgia.  The operations of the Company and MVI are conducted from approximately 3,600 square feet of leased office space located at 14471 Chambers Road, Suite 105, Tustin, California 92780.  The Company leases the Tustin office space pursuant to an operating lease agreement expiring in May 2007 at a cost of $5,380 per month.   The operations of TBS are conducted from approximately 6,200 square feet of leased office space located at 40 Joe Kennedy Blvd., Statesboro, GA  30458.  The Company leases the Statesboro office space pursuant to an operating agreement expiring in January 2009 at a cost of $6,200 per month.  The office building is owned by a partnership controlled by TBS' former owners, who are presently significant employees of TBS (see "Certain Relationships and Related Transactions").  The operations of Resolutions are conducted from approximately 13,000 square feet of leased office space located at 2905 Shawnee Industrial Way, Suite 300, Suwanee, Georgia 30024.  The Company leases the Resolutions' office space pursuant to a lease agreement expiring in October 2005 at a cost of $11,000 per month.  Resolutions has sublet a portion of the office space through October 2005 to a vendor at a monthly rate of $2,582.  The subtenant has notified Resolutions that it does not intend to renew the sublease.  Effective November 1, 2005, Resolutions has signed a lease expiring on October 31, 2006 for approximately 6,800 square feet  of the space currently occupied at a cost of $5,387 per month.

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Additionally, the Company leases space and operating systems equipment from SBC in Irvine, California at a cost of approximately $6,400 per month primarily to support the service operations of MVI.  The highly secure SBC facility is served by all major global telecommunications carriers and is a physically-, environmentally-, and utility-redundant site with multiple telecommunications feeds, multiple emergency power generators, and emergency fuel reserves. These fully redundant systems and emergency power provisions are designed to provide non-stop service and no single point of failure.

LEGAL PROCEEDINGS

The Company is not a party in any lawsuits.

In early 1999, the Company received communications from a company asserting the ownership of certain United States and Canadian patents and making a licensing proposal for these patents on unspecified terms.  The Company did not accept the licensing proposal.  If these claims prove accurate and the Company is not able to enter into a licensing agreement on acceptable terms, it would have a material adverse effect on MVI and the Company.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who is a director, executive officer, or significant employee of the Company or its subsidiary as of July 31, 2005.

Name	Age	Position
------------------------	------	------------------------------------------------------

J. Thomas Zender	65	Chairman of the Board

K. Mason Conner	48	President, Chief Executive Officer, Director

H. Jay Hill	65	Executive Vice President of Corporate Development, Director

Jerry T. Kendall	__	Director

Ricardo A. Salas	__	Director

Michael A. Richard	36	Chief Financial Officer, Corporate Secretary

James L. Kolassa	51	President of Tailored Business Systems, Inc.

Stephen A. Garner	50	Co-Chief Information Officer of Tailored Business Systems, Inc.

James L. Campbell	48	Co-Chief Information Officer of Tailored Business Systems, Inc.

Alexander Riess	53	President of Phoenix Forms, Inc.

William R. Falcon	59	Vice President of Phoenix Forms, Inc.
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Executive officers are appointed by the Board of Directors and, subject to the terms of their employment agreements, serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for their term and until their successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term. The terms of Messrs. Zender, Hill, and Conner continue until the next annual meeting of shareholders to be held in 2005.   The terms of Messrs. Kendall and Salas continue through July of 2008.   Mr. Zender has been a director since August 1997, Mr. Hill since October 1997, Mr. Conner since October 1998, and Messrs. Kendall and Salas since July 2005.

Business Experience of Executive Officers and Significant Employees

J. Thomas Zender has been a director since 1997 and has been Chairman of the Board since January 2001. He is an information technology industry consultant specializing in strategic business development with 36 years of management and marketing experience. He has held management positions at General Electric, Honeywell, ITT and other companies.  He has been an officer in three publicly held corporations, one NYSE listed company and two NASDAQ traded companies. From 1996 through 2001 Mr. Zender served as an interim executive for several companies in their early stage, including CEO of VillageEDOCS from 1997 to 1999.  He serves on the boards of two companies in the information technology sector, one publicly traded and the other privately held.  Currently, Mr. Zender is President and CEO of Unity, a global not-for-profit organization, where he also serves on the board of directors.

K. Mason Conner joined the Company as Vice-President of Sales in 1997 and has been President and a Board Member since 1998, Acting Vice-President of Sales between 1998 and 2002, and Chief Executive Officer since 1999.   Mr. Conner is also a Director and the President of Tailored Business Systems, Inc. ("TBS"), which became a wholly owned subsidiary of the Company on February 17, 2004.  He has 27 years in sales and business management experience, including 19 years of direct and channel sales experience in the voice and data communications products and services industry. In the early 1980's he was involved in the application of Internet Protocol technologies with the military. In the late 1980s and early 1990s he was a principal strategist for an international initiative to transform K-12 education through the use of the Internet. He was a lead consultant with LTS for the electronic vulnerability threat assessment of the Los Angeles Airport Department after the "UnaBomber" threat. He has held senior sales management positions with Banyan Systems, Doelz Networks, and Timeplex. During the five years prior to joining the Company, Mr. Conner was Director of Sales at Telecom Multimedia Systems from 1996 to 1997, Vice President of Sales at Lo Tiro-Sapere from 1995 to 1996, and Vice President of Sales at Digital Network Architectures from 1991 to 1995.

H. Jay Hill has been a director since 1997 and became the Executive Vice President of Corporate Development in May of 2003.  Mr Hill is also a Vice President of TBS.  For the last 20 years, he has primarily been a senior executive in turnaround situations in information technology and telecommunication companies. From November 2000 to May of 2003, Mr. Hill was CEO, President and a Director of LightPort Advisors, Inc, a private Internet service provider for the financial services market.  He has held similar positions with Unitron Medical Communications, Inc. (d/b/a Moon Communications) (1999-2000) and Amnet Corporation (Netlink) (1989-1994), and has held senior sales and marketing management positions with SunCoast Environmental Controls (1996-1999), Technology Research Corporation (1994-1996), Harris Corporation, Doelz Networks, Paradyne/AT&T, and Inforex.  His primary background in sales and marketing commenced with Philadelphia Electric Company and IBM.  During 1999, Moon Communications, which was then a subsidiary of Sabratek Corp., filed for protection under Chapter 11 of the U.S. Bankruptcy Code in connection with the reorganization of Sabratek.

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Jerry T. Kendall joined the board of directors in the second quarter of 2005.  He currently serves as President, Chief Executive Officer and Board Member of Technology Research Corporation, a $39 million dollar public, electrical safety products company. Prior to TRC, Mr. Kendall held a number of executive management positions with Sensormatic Electronics Corporation, then a $1.2 billion, publicly held, electronics security company. His positions included, Executive Vice President and President of the Americas. Previous executive management positions include Senior Vice President of Sales, Marketing and Customer Service for Security Tag Corporation, President of Lasergate Corporation and President, Chief Executive Officer and Board Member of Paradyne Corporation. He also held sales management positions with Inforex, sales positions with IBM and was a financial analyst with the Lockheed Georgia Company.  Mr. Kendall attended the Georgia Institute of Technology and Georgia State University, receiving his BA in Management in 1967 and his MBA in Management in 1970 from Georgia State University.

Ricardo A. Salas joined the board of directors in the second quarter of 2005.  Mr. Salas has served as Chairman and Chief Executive Officer of iLIANT since 2000. Mr. Salas was a founder of Medical Manager Corporation, the leading provider of Information Technology (IT) for physician practices with over 125,000 physicians. He was involved in the initial public offering of Medical Manager Corporation in January 1997, which consolidated several companies involved in the development, sales and support of the nation's leading physician practice management software. He departed Medical Manager Corporation approximately one year later to focus upon the development of iLIANT. Mr. Salas received his B.A. in Economics in 1986 from Harvard University in Cambridge, Massachusetts.

Michael A. Richard joined the Company in February 2001 and is the Chief Financial Officer and Corporate Secretary.  Mr. Richard is also a Director and the Secretary of TBS.  Mr. Richard has over 14 years of diverse management and public corporate reporting experience for start-up and early stage ventures.  From 1999-2000 he served as V.P. Controller for The BigHub.com, Inc., a public new media company providing unique content, private label search engine, e-commerce solutions, and controlling a direct mail operation.  From 1995-1999, Mr. Richard served first as Controller and then as Vice President, Accounting (principal accounting officer), and finally as a Director of PortaCom Wireless, Inc., a public developer and operator of companies with contracts to provide wireless telecommunication services in China and other emerging markets.

James L. Kolassa joined the Company in April 2004 and is the President of TBS.   Mr. Kolassa has over 25 years of experience and success in the computer industry from direct sales with IBM and Hitachi Data Systems to channel development and distribution with both SupportNet and KeyLink Systems.  Mr. Kolassa also served as the President of a software firm that he later sold.  Mr. Kolassa holds a BBA in Marketing Management from Western Michigan University and an MBA in MIS from Indiana University.

Stephen L. Garner is a Vice President and Co-Chief Technology Officer of TBS.  From 1988 through the date of the acquisition, Mr. Garner served as the President of TBS.  Mr. Garner has over 25 years experience in Information Technology.  Mr. Garner obtained a BS in Mathematics from Georgia Southern University in 1978. Mr. Garner is also a Certified IBM Technical Solutions Provider.

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James M. Campbell is a Vice President and Co-Chief Technology Officer of TBS.   From 1988 through the date of the acquisition, Mr. Campbell served as the Secretary-Treasurer of TBS.  Mr. Campbell has over 25 years of experience in the design and implementation of system software.  Mr. Campbell obtained a BBA in Accounting from Georgia Southern University in 1978 and is a Certified Public Accountant.

Alexander Riess is President of Phoenix Forms, Inc.  Mr. Riess joined PFI's predecessor company in 1998 as a co-founder and the Chief Technology Officer.  Prior to 1998, he managed IT departments at several large international corporations before starting his own consulting and development business in 1986 that in 1993 became a reseller of PFI's predecessor products. After acquiring the German equivalent of a CPA certification in 1974, he received a degree in Computer Science (equivalent to an US Bachelor of Science) in the early 1980s and taught classes for IBM in Europe for users and system engineers of IBM's midrange computer systems.

William R. Falcon is Vice President of Phoenix Forms, Inc.  Mr. Falcon joined PFI's predecessor company in 1998, and has directed the technical staff in senior IT management positions during his entire tenure.  Prior to 1998, Mr. Falcon was a co-owner of Lynk, a manufacturer and marketer of computer terminals for IBM's midrange systems.

Board of Directors

The Company's Bylaws fix the size of the Board of Directors at no fewer than three and no more than five members, to be elected annually by a plurality of the votes cast by the holders of Common Stock, and to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation or removal. We currently have five directors, three of whom were elected to their current terms on May 20, 2005 and two of whom were elected to their current terms on July 18, 2005.  The Company currently has no Audit, Compensation or Nominating Committees; however, the board of directors has determined that it will form Audit and Compensation Committees as soon as practicable.

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EXECUTIVE COMPENSATION

The following table shows the compensation paid or accrued by the Company for the fiscal years ended December 31, 2004 and 2003 to or for the account of the President and Chief Executive Officer and executive officers and significant employees of the Company who received benefits or annual salary and bonus of $100,000 or more during the stated period.

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-------------------------------------------------------------------------------------------------------
	ANNUAL COMPENSATION			LONG-TERM COMPENSATION
-------------------	-------------------------------------			-----------------------------------------
Name & Principal	Salary	Bonus	Other	Stock options	LTIP Payouts	Other
Position	($)	($)	($)	(#)	($)	($)
--------------------	------------	--------	------------	--------------	---------------	-----
Fiscal 2004
--------------------
K. Mason Conner
President, CEO	$138,926	--	--	3,500,000	--	--

H. Jay Hill
E.V.P. Corporate
Development	93,423	76,000	--	500,000	--	--

James L. Kolassa
President, Tailored
Business Systems	83,044	60,014	--	1,500,000	--	--

James L. Campbell
Co-CIO, Tailored
Business Systems	76,676	27,235	--	--	--	--

Stephen A. Garner
Co-CIO, Tailored
Business Systems	77,269	27,235	--	--	--	--

-------------------
Fiscal 2003
--------------------
K. Mason Conner
President, CEO	$105,000	--	--	1,719,658	--	--
--------------------------------------------------------------------------------------------------------

Employment and Other Agreement

We have entered into employment agreements with K. Mason Conner, our President and Chief Executive Officer, H. Jay Hill, our Executive Vice President - Corporate Development, and Michael Richard, our Chief Financial Officer.  On June 16, 2004, a written consent was filed with the Company to approve each of these employment agreements and on April 28, 2005, each of these agreements was amended.  Following is a summary of the significant terms of each of these agreements:

K. Mason Conner.  Mr. Conner's employment agreement, dated as of June 10, 2004, provides for Mr. Conner to serve as our President and Chief Executive Officer for a term of four years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Conner or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

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Pursuant to the employment agreement, Mr. Conner received a base salary of $150,000 for the period from June 15, 2004 until April 16, 2005, at which time his base salary was increased to $180,000.  The Company will review Mr. Conner's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning June 16, 2006 and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Conner is entitled to an incentive bonus based upon the Company's net income.  For the 2004 fiscal year, Mr. Conner was paid a bonus equal to 10% of the Company's net income.  For the year 2005, the percentage bonus will be 7% of the net income paid in cash and 5% paid in Company shares.  The number of Company shares issuable to the Executive shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year.  Each year subsequent to 2005, the board will establish the percentages; during 2006 and 2007 the percentages shall not be less than 4% and 2% respectively.

Pursuant to the employment agreement, we have granted Mr. Conner options for 3,500,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Conner voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Conner shall be fully vested in one-half of his then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Conner's death or disability.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Conner and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Conner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Conner's employment is terminated for reasons other than death, disability, cause, or voluntary termination by Mr. Conner, the Company will be obligated to make monthly payments to Mr. Conner for twelve (12) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Conner's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Conner will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Conner has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Conner a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Conner under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Conner is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

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In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Conner shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Conner is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 299% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 299% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

H. Jay Hill.  Mr. Hill's employment agreement, dated as of June 10, 2004, provides for Mr. Hill to serve as our Executive Vice President - Corporate Development for a term of four years from June 16, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Hill or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Hill to receive a base salary of $120,000 until April 16, 2005, at which time his base salary was increased to $150,000.  The Company will review Mr. Hill's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning June 16, 2006 and each succeeding year shall not be less than 105% of the salary for the prior year.

Mr. Hill will be paid an incentive bonus based on the Company's profitability.  At the end of each fiscal year, commencing with 2005, Mr. Hill will earn a percentage of the net income under GAAP to be paid the month following the filing of the 10K report.  For the year 2005, the percentage bonus will be 5% of the net income paid in cash and 4% paid in Company shares.  The number of Company shares issuable to Mr. Hill shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year.  Each year subsequent to 2005, the board will establish the percentages; during 2006 and 2007 the percentages shall not be less than 3% and 2% respectively.

Pursuant to the employment agreement, we have granted Mr. Hill options for 500,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Hill voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Hill shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Hill's death or disability.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Hill and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Hill also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

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If Mr. Hill's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Hill, the Company will be obligated to make monthly payments to Mr. Hill for each month during the remaining term of the employment agreement, but not less than twelve (12) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Hill's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Hill will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Hill has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Hill a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Hill under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Hill is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Hill shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Hill is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 200% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 200% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

Michael Richard.  Mr. Richard's employment agreement, dated as of June 10, 2004, provides for Mr. Richard to serve as our Chief Financial Officer for a term of two years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Richard or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Richard to receive a base salary of $95,000 until April 16, 2005, at which time has base salary shall increase to $100,000.  The Company will review Mr. Richard's salary at annual intervals, and may adjust his annual base salary from time to time as the Chief Executive Officer deems to be appropriate, provided, however, that the salary for the twelve month period beginning April 16, 2006 and each succeeding year shall not be less than 105% of the salary for the prior year.

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Pursuant to the employment agreement, we have granted Mr. Richard options for 650,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Richard voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Richard shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Richard's death or disability.   The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Richard and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Richard also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Richard's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Richard, the Company will be obligated to make monthly payments to Mr. Richard for each month during the remaining term of the employment agreement, but not less than six (6) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of his annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Richard will also be permitted to continue to participate for a period of six (6) months, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Richard has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Richard a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the sixth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Richard under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Richard is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Richard shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Richard is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 50% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 50% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

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James L. Kolassa.  Mr. Kolassa's employment offer letter, dated April 23, 2004, provides for Mr. Kolassa to serve as President of TBS and to receive a base salary of $100,000 per year.  For 2005, his base salary is $120,000 per year.  His employment is at-will.  Mr. Kolassa is entitled to an incentive bonus (combination of stock options and cash) based upon achieving certain growth targets for TBS' net revenue and net income.

Pursuant to the employment offer letter, the Company has agreed to grant Mr. Kolassa options to purchase 1,500,000 shares of our common stock at $0.18 per share (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Kolassa's employment is terminated for any reason, all vested and unvested options will be forfeited and cancelled if unexercised in the ninety day period following the date of any such termination.

Mr. Kolassa also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business

In the event of a Change in Corporate Control, any stock options granted to Mr. Kolassa shall become immediately vested in full and, in the case of stock options, exercisable in full.

James L. Campbell.  Mr. Campbell's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Campbell to serve as the Co-CIO of TBS for a term of three years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Campbell or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Campbell to receive a base salary of $100,000 for the first year.  The Company will review Mr. Campbell's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Campbell is entitled to an incentive bonus based upon the Company's gross margin

Mr. Campbell also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Campbell's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Campbell, the Company will be obligated to make monthly payments to Mr. Campbell for each month during the remaining term of the employment agreement.  Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Campbell's annual base salary, as in effect on the date of termination.

Stephen A. Garner.  Mr. Garner's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Garner to serve as the Co-CIO of TBS for a term of three years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Garner or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

43

The employment agreement provides for Mr. Garner to receive a base salary of $100,000 for the first year.  The Company will review Mr. Garner's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Garner is entitled to an incentive bonus based upon the Company's gross margin

Mr. Garner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Garner's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Garner, the Company will be obligated to make monthly payments to Mr. Garner for each month during the remaining term of the employment agreement.  Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Garner's annual base salary, as in effect on the date of termination.

Alexander Riess.  Mr. Riess' employment agreement, dated as of April 1, 2005, provides for Mr. Riess to serve as the President of Resolutions for a term of three years from April 1, 2005.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Riess or Resolutions gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Subject to certain adjustments, as described below, the employment agreement provides for Mr. Riess to receive a base salary of $180,000 per year.  For the period beginning on April 1, 2005 and ending June 30, 2005, Mr. Riess will be paid a base salary of $9,000 per month.  Thereafter, until the Initial Target Attainment Date, he will be paid his base salary at the rate of $12,000 per month (the "Adjusted Base Salary").  The "Initial Target Attainment Date" is the last day of the first calendar quarter in which, in the Company's reasonable judgment based upon Resolution's reported EBIT, all of the following circumstances exist: (i) Resolutions reports EBIT for the preceding quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; (ii) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to report EBIT of not less than such amount in the subsequent quarter; (iii) Resolutions was cash flow positive during, and at the end of, such quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; and (iv) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to be cash flow positive by at least such amount in the subsequent quarter.

44

Beginning with the first calendar quarter after the Initial Target Attainment Date, and for each calendar quarter thereafter, Mr. Riess' monthly base salary will be $15,000 per month provided that all conditions required for the Initial Target Attainment Date were also applicable to the preceding calendar quarter.  In the event that any of such conditions are not applicable to any calendar quarter subsequent to the Initial Target Attainment date, Resolutions may adjust Mr. Riess' monthly base salary to $12,000 per month for a period of ninety (90) days.  Mr. Riess will also entitled to participate in an incentive bonus program based upon achieving certain targets for Resolutions' net revenue and net income.

Mr. Riess also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him.

If Mr. Riess' employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Riess, the Company will be obligated to make monthly payments of $15,000 each to Mr. Riess for each month during the remaining term of the employment agreement.

William R. Falcon.  Mr. Falcon's employment agreement, dated as of April 1, 2005, provides for Mr. Falcon to serve as the Vice President of Resolutions for a term of three years from April 1, 2005.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Falcon or Resolutions gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Subject to certain adjustments, as described below, the employment agreement provides for Mr. Falcon to receive a base salary of $132,000 per year.  For the period beginning on April 1, 2005 and ending June 30, 2005, Mr. Riess will be paid a base salary of $7,000 per month.  Thereafter, until the Initial Target Attainment Date, he will be paid his base salary at the rate of $9,000 per month (the "Adjusted Base Salary").  The "Initial Target Attainment Date" is the last day of the first calendar quarter in which, in the Company's reasonable judgment based upon Resolution's reported EBIT, all of the following circumstances exist: (i) Resolutions reports EBIT for the preceding quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; (ii) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to report EBIT of not less than such amount in the subsequent quarter; (iii) Resolutions was cash flow positive during, and at the end of, such quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; and (iv) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to be cash flow positive by at least such amount in the subsequent quarter.

Beginning with the first calendar quarter after the Initial Target Attainment Date, and for each calendar quarter thereafter, Mr. Falcon's monthly base salary will be $11,000 per month provided that all conditions required for the Initial Target Attainment Date were also applicable to the preceding calendar quarter.  In the event that any of such conditions are not applicable to any calendar quarter subsequent to the Initial Target Attainment date, Resolutions may adjust Mr. Falcon's monthly base salary to $11,000 per month for a period of ninety (90) days.

Mr. Falcon also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him.

If Mr. Falcon's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Falcon, the Company will be obligated to make monthly payments of $15,000 each to Mr. Falcon for each month during the remaining term of the employment agreement.  Mr. Falcon will also entitled to participate in an incentive bonus program based upon achieving certain targets for Resolutions' net revenue and net income.

45

Option Grants in Fiscal 2004

The following table provides information concerning grants of options to purchase the Company's common stock that we made to each of the executive officers and significant employees named in the summary executive compensation table during the fiscal year ended December 31, 2004.  We did not grant stock appreciation rights to these individuals during 2004.

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Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2004	Exercise Price Per Share	Expiration Date
--------------------	-----------------------	---------------------	------------	-------------
K. Mason Conner	3,500,000	42%	$0.15	6/10/12
H. Jay Hill	500,000	6%	$0.15	6/10/12
James L. Kolassa	1,500,000	18%	$0.18	4/27/09
James L. Campbell	--	--	--	--
Stephen A. Garner	--	--	--	--
----------------------------------------------------------------------------------------------------

46

Fiscal Year End Option Values and Exercises

The following table provides information with respect to the year-end value of unexercised stock options for each of the executive officers and significant employees named in the summary executive compensation table. The dollar values of unexercised options are calculated by determining the difference between the fair market value at fiscal year end of the common stock underlying the options and the exercise price of the options. The fair value is $0.15 per share, the per share price of our common stock on the OTCBB on December 31, 2004.

---------------------------------------------------------------------------------------------------
	Number of Securities Underlying Unexercised Options at FYE	Value of Unexercised In-the-Money Options at FYE
Name	Exercisable / Un-exercisable	Exercisable / Un-exercisable
--------------------	-------------------------------------	------------------------------------
K. Mason Conner	2,365,290 / 3,520,042	$0 / $0
H. Jay Hill	1,020,162 / 2,931,837	$10,000 / $40,000
James L. Kolassa	0 / 1,500,000	$0 / $0
James L. Campbell	0 / 0	$0 / $0
Stephen A. Garner	0 / 0	$0 / $0
----------------------------------------------------------------------------------------------------

Stock Options

The Company has adopted an equity incentive plan (the "2002 Plan") that authorizes the issuance of options to acquire up to 28,000,000 shares of common stock, as amended, to employees and certain outside consultants.   The 2002 Plan allows for the issuance of either non-qualified or, subject to stockholder approval, incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 2002 Plan, the exercise price of each option shall not be less than fair market value on the date the option is granted.  The number of options under the 2002 Plan available for grant at December 31, 2004 was 10,816,532.

47

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

Effective February 10, 2005, the exercise price of options to purchase 1,860,000 shares of the Company's common stock under the 2002 Plan at $0.15 per share that were issued in 2004 was reduced to $0.07 per share, in accordance with the related employment agreements, in connection with the conversion of debt to common stock subsequent to year end.  As a result, the Company will account for such options under variable accounting.

Options to purchase 50,000 shares at $0.10 (the fair market value on the date of grant) were granted to a non-employee consultant during 2003.  These options vested on February 28, 2004.

Options to purchase 3,710,000 shares of the Company's common stock under the 2002 Plan at per share prices ranging from $0.10 to $0.1875 (above or at the fair market value on the dates of grant) were issued to employees during the year ended December 31, 2003, vesting on various dates from the date of grant through December 2008.

Options to purchase 833,030 shares of the Company's common stock under the 2002 Plan at $0.1875 per share (above or at the fair market value on the dates of grant) that were issued in 2002 were modified as to vesting and expiration date during 2003 in connection with the retirement of employees.

During 1997, the Board of Directors of the Company adopted a stock option plan (the "1997 Plan") that authorizes the issuance of options to acquire up to 5,000,000 shares of common stock to employees and certain outside consultants.  The 1997 Plan allows for the issuance of either non-qualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 1997 Plan, the exercise price of each option shall not be less than 85 percent of fair market value on the date the option is granted.  The number of options under the 1997 Plan available for grant at December 31, 2003 was 2,089,798.

During 2004, 1,362,286 options under the 2002 Plan and 154,635 other options were cancelled due to their expiration or the termination of employment.

Board of Director Compensation

48

Members of our board of directors receive no cash compensation for services as a director or for attendance at or participation in meetings. Directors receive options to purchase common stock as compensation for services as a director. In past years, directors have received options to purchase the Company's common stock in consideration for services as a director. There has been no determination made as to the number and exercise price of options, if any, that will be issued to either K. Mason Conner or H. Jay Hill for service during terms following the term that expired on October 5, 2001.   During 2004, our Board of Directors approved a compensation arrangement with J. Thomas Zender, a Director.  Pursuant to this arrangement, we have agreed to issue options to purchase 325,000 shares of our common stock at $0.15 per share to Mr. Zender in consideration for his past services as a Director and options to purchase 175,000 shares of our common stock at $0.15 per share in consideration for his services as a Director during the current year.  During 2005, our Board of Directors approved compensation arrangements with Mr. Jerry Kendall and Mr. Ricardo Salas, pursuant to which each will receive options to purchase 600,000 shares of our common stock at $0.18 per share.  The options issued to Messrs. Kendall and Salas vest at a rate of 200,000 shares per year.  Directors are reimbursed for out-of-pocket expenses incurred by them in connection with attending meetings. All directors have options to purchase shares of the Company's Common Stock as set forth in the table under the section entitled Security Ownership of Certain Beneficial Owners and Management contained in this Registration Statement.  The Company has no other arrangements regarding compensation for services as a director.

Audit Committee and Audit Committee and Financial Experts

Historically, because our board of directors was comprised of only three members, none of which were considered to be independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we had determined that it was impractical to form an audit committee of the board of directors.  The entire board of directors of the Company has acted as the audit committee as specified in section 3(a)(58)(B) of the Exchange Act.  Recently, Mr. Jerry Kendall and Mr. Ricardo Salas, both of whom are considered to be independent, joined the board of directors and the board has agreed to form an audit committee to be comprised of Messrs. Kendall, Salas, and Hill.  We  do not have an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act at this time because we believe that we are not in a position to attract suitable candidates due to insufficient capital resources.  We are not required by the OCTBB to have either an audit committee or an audit committee financial expert.

Code of Ethics

The Company has adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to the Annual Report on Form 10-KSB filed on March 29, 2004 and is posted on the Company's Internet website (www.villageedocs.com).  Any amendments or waivers to this Code of Ethics with respect to the Company's principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) will be posted on our web site. One may also obtain, without charge, a copy of this Code of Ethics by contacting the Company's Investor Relations Department at (714) 368-8705.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Since January 29, 2002, our common stock has been quoted on the Over-The-Counter Bulletin Board ("OTCBB").   The following sets forth the range of high and low bid quotations for the periods indicated as reported by Nasdaq Trading and Market Services.  Such quotations reflect prices between dealers without retail mark-up, markdown or commission and may not represent actual transactions.  The Company's common stock is quoted on the OTCBB under the symbol VEDO.  The stock is thinly traded and transactions in the stock are sporadic and infrequent.  Consequently, the information provided below may not be indicative of our common stock price under different conditions.

49

At August 8, 2005, the high and low price for our common stock was $0.16 and $0.16, respectively. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid
---------------------------------------	-----------	------------
March 31, 2004	$0.180	$0.095
June 30, 2004	$0.190	$0.110
September 30, 2004	$0.200	$0.110
December 31, 2004	$0.190	$0.110
March 31, 2005	$0.165	$0.125
June 30, 2005	$0.200	$0.110

Number of Shareholders

As of July 31, 2005, there were 335 holders of record of the Company's common stock.

Dividend Policy

The Company has never paid a cash dividend on its common stock nor does the Company anticipate paying cash dividends on its common stock in the near future.  It is the present policy of the Company not to pay cash dividends on the common stock but to retain earnings, if any, to fund growth and expansion.  Any payment of cash dividends on the common stock in the future will be dependent upon the Company's financial condition, results of operations, current and anticipated cash requirements, plan for expansion, as well as other factors the Board of Directors deems relevant.

Recent Sales of Unregistered Securities

The following provides information concerning all sales of securities between January 1, 2004 and June 30, 2005 that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

On February 17, 2004, the Company issued 2,200,000 shares of restricted common stock to each of Stephen A. Garner and James L. Campbell in partial payment of the total purchase price for 100% of the common stock of TBS. All 4,400,000 shares were valued at $0.10 per share, the fair market value of the Company's common stock on the date of acquisition.

On February 17, 2004 and in connection with the acquisition of TBS, the Company agreed to issue 132,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, pursuant to Mr. Hill's employment agreement.  The shares were valued at $0.10 per share, the fair market value on the date of the acquisition.  The shares were issued on March 11, 2004.

50

On February 17, 2004 and in connection with the acquisition of TBS, the Company agreed to issue 220,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.10 per share, the fair market value on the date of the acquisition.  The shares were issued on March 11, 2004.

On March 11, 2004, the Company issued 24,019 shares of restricted common stock for $240 in cash in connection with the exercise of a warrant.

On December 29, 2004, the Company issued 125,000 shares of restricted common stock at $0.13 per share (fair value on date of issuance) in connection with an employment agreement.

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

During the year ended December 31, 2004, the Company borrowed $345,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum (the "Notes").   The Notes are secured by a security interest in all of the Company's assets.  The notes and accrued interest are due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at a conversion price equal to the lower of $0.07 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. or Mrs. Williams delivers written notice of his or her conversion election to the Company.

On February 17, 2004, the Company issued a $1,700,000 secured convertible promissory note for cash.  The note was issued to a related party, C. Alan and Joan P. Williams, and bears interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note are convertible into shares of the Company's common stock at a conversion price equal to eighty five percent of average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an inducement for Mr. and Mrs. Williams to provide the loan, the Company agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share until February 17, 2009.

51

In connection with the acquisition of TBS, the Company issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of  $100,000, with the first installment paid in full during February 2005 and subsequent installments due on February 17, 2006 and February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of Common Stock for each $1.00 of principal and interest to be converted.

During February 2005 and in connection with the conversion of $3,682,609 in principal and accrued interest on secured promissory notes, the Company agreed to issue an aggregate of 40,332,669 shares of its restricted common stock to C. Alan Williams and Joan P. Williams, a related party.  These shares were issued during the second quarter of 2005.

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner, pursuant to the acquisition agreement.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned).  These shares were issued on June 30, 2005.

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, pursuant to Mr. Hill's employment agreement.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned).  These shares were issued on June 30, 2005.

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 110,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned). These shares were issued during the second quarter of 2005.

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP ("Barron") in the principal amount of $800,000 which is convertible into 16,000,000 shares of the Company's preferred stock.  The note does not bear interest and is due on September 30, 2005.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  Pursuant to the warrant agreement, the holder has the right to purchase preferred shares of the Company for a limited time, as defined.  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined).  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

On April 15, 2005 and in connection with the acquisition of PFI, the Company issued two promissory notes in the aggregate amount of $200,000.  The notes bear interest at 5 percent per annum and are due in no less than ten monthly installments, subject to certain terms and conditions, as defined.

52

On April 15, 2005 and in connection with the acquisition of PFI, the Company issued warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

On April 15, 2005 and in connection with the acquisition of PFI, the Company agreed to issue warrants to purchase an aggregate of 200,000 and 350,000 shares of VillageEDOCS' common stock at $0.15 per share to K. Mason Conner and H. Jay Hill, respectively, as a finder's fee.  Messrs. Conner and Hill are directors and executive officers of the Company.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).  In addition, the Company agreed to issue 76,606 shares of restricted common stock to K. Mason Conner as a finder's fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).

On May 20, 2005, shareholders holding shares representing 74% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to a proposal to amend the Company's articles of incorporation to create and establish a series of preferred stock of the Company in connection with a private placement of the Company's $800,000 convertible promissory note. The amendment authorizes 48,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 ("Series A Preferred Stock").  Each share of Series A Preferred Stock shall be convertible into one share of Common Stock.  Series A Preferred Stock will be immediately convertible into Common Stock, however, the Company is prohibited from effecting any conversion of the Series A Preferred Stock, and the holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to such conversion, the holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion.  The foregoing restriction may be waived (a) upon sixty-one days prior notice from the holder to the Company and (b) shall not apply in the event of a sale of substantially all of the assets or securities of the Company, a merger involving the corporation or an underwritten public offering of the Company's common stock.  No dividends shall be payable with respect to the Series A Preferred Stock.  The Series A Preferred Stock shall have no voting right, except with respect to changes in the powers, preferences or rights of the Preferred Stock.

 The liquidation preference of the Series A Preferred Stock is equal to $0.05 per share (the "Liquidation Value").  Upon liquidation of the Company, holders of Series A Preferred Shares will be paid the Liquidation Value prior to distribution of any amounts to holders of our Common Stock.

On May 20, 2005, shareholders holding shares representing 74% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to a proposal to amend the Company's articles of incorporation to increase the number of authorized shares of the Company's Common Stock from 175,000,000 to 250,000,000, no stated par value per share.

53

On June 3, 2005, a holder (the "Note Holder") of $779,736 in convertible secured promissory notes payable and accrued interest thereon exercised the right to convert the entire amount of outstanding principal and interest on his notes to 7,797,361 shares of VillageEDOCS' restricted common stock at a price of $0.10 per share.  On June 3, 2005, the Company and the Note Holder executed an agreement to amend the terms of the notes to extend the due date of the notes to October 31, 2007 and to establish a variable conversion price if the notes were not converted to common stock within 30 days of the date of the amendment.  The Note Holder provided written notification to the Company of his intent to convert immediately upon the execution of the amendment.  These shares were issued on June 30, 2005.

On June 30, 2005, the Company accepted notices from a group of 18 holders of an aggregate of $715,000 in convertible secured promissory notes payable (the "Note Holders") of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 7,150,000 shares of VillageEDOCS' restricted common stock at $0.10 per share.   The shares were issued on June 30, 2005.  The Note Holders had previously purchased their notes from C. Alan and Joan P. Williams during June 2005.  The Company and the Note Holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.

On June 30, 2005 and in connection with the amendment and subsequent conversion of the notes, the Company issued an aggregate of 500,010 shares of its restricted common stock to 5 individuals as finder's fees.  The 500,010 shares were valued at $0.15 per share (fair value on date of issuance) and recorded against additional paid in capital in accordance with the nature of the services provided.

Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the Note Holders along with the conversion right when they purchased the notes from the Williams.

Between January 1 and June 30, 2005, the Company granted to its employees options to purchase 2,195,000 shares of its common stock under the 2002 Plan at $0.18 per share.  All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through May 2010.

All offers and sales of our securities described above were made pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock owned as of July 31, 2005 beneficially by (i) each person who beneficially owns more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) the President and Chief Executive Officer of the Company, the executive officers and significant employees of the Company whose cash and non-cash compensation for services rendered to the Company for the year ended December 31, 2004 exceeded $100,000), and (iv) directors, executive officers, and significant employees as a group:

55

----------------------------------------------------------------------------
Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3) (4)

-------------------------------	-----------------------	---------------
James Townsend (5)	11,297,336	9.9

C. Alan Williams (6)	65,491,821	57.5

K. Mason Conner (7)	3,312,790	2.9

J. Thomas Zender (8)	1,043,162	0.9

H. Jay Hill (9)	1,942,692	1.7

Jerry Kendall	--	‑‑

Ricardo Salas	--	‑‑

James L. Kolassa (10)	300,000	0.3

James L. Campbell (11)	5,260,000	4.6

Stephen A. Garner (12)	5,260,000	4.6

All directors, executive officers, and significant employees as a group (9 persons) (13)	19,821,917	17.4
----------------------------------------------------------------------------

(1)  The address of each individual is in care of the Company.

(2)  Represents sole voting and investment power unless otherwise indicated.

(3)  Based on 94,319,190 shares of the Company's Common Stock outstanding at July 31, 2005,  plus, as to each person listed, that  portion of Company Common Stock subject to outstanding options, warrants, and convertible debt which may be exercised or converted by such person, and as to all directors and executive officers as a group, unissued shares of  Company Common Stock as to which the members of such group have the right to acquire beneficial ownership upon the exercise of stock options or  warrants, or conversion of convertible debt within the next  60 days.

(4)  Excludes 12,921,236 shares reserved for issuance under outstanding options and warrants.

(5)  Includes options to acquire 45,632 shares of Common Stock at $2.50 per share and options to purchase 169,658 shares of Common Stock at $0.1875 per share.

(6)  Includes $257,411 of debt convertible to 1,838,650 shares of Common Stock at $0.14 per share and warrants to acquire 5,000,000 shares at $0.10 per share.

(7)  Includes options to acquire 600,000 shares of Common Stock at $0.25 per share, options to acquire 45,632 shares at $2.50 per share, options to acquire 1,719,658 shares at $0.1875 per share, options to acquire 700,000 shares at $0.15 per share, and warrants to acquire 200,000 shares at $0.15 per share.

(8) Includes options to acquire 290,000 shares of Common Stock at $0.20 per share, options to acquire 45,632 shares at $2.50 per share, options to acquire 551,295 shares at $0.1875 per share, and options to acquire 100,000 shares at $0.15 per share.

(9) Includes options to acquire 200,000 shares of Common Stock at $0.20 per share, options to acquire 45,632 shares at $2.50 per share, options to acquire 411,795 shares at $0.1875 per share, options to acquire 300,000 shares at $0.18 per share, options to acquire 200,000 shares at $0.10 per share, options to acquire 100,000 shares at $0.15 per share, and warrants to acquire 350,000 shares at $0.15 per share.

(10) Includes options to acquire 300,000 shares of Common Stock at $0.18 per share.

(11)  Includes debt convertible to 1,960,000 shares of Common Stock at $0.102 per share.

(12)  Includes debt convertible to 1,960,000 shares of Common Stock at $0.102 per share.

(13)  Includes 66,667 shares and options to purchase 120,000 shares of Common Stock at $2.50 per share, options to purchase 310,000 shares of Common Stock at $0.1875 per share, and options to purchase 130,000 shares of Common Stock at $0.15 per share held by Michael A. Richard.  Also includes warrants to purchase 1,200,000 shares of Common Stock at $0.15 per share held by Alexander Riess and warrants to purchase 800,000 shares of Common Stock at $0.15 per share held by William Falcon.

56

Securities Authorized for Issuance Under Equity Compensation Plans

The following provides information, as of December 31, 2004, concerning compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
	---------------------	-------------------	---------------------
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
--------------------------	--------------------	-----------------	--------------------
Equity compensation plans
approved by security holders	20,093,670	$ 0.41	12,906,330

Equity compensation plans not
approved by security holders	5,016,000	$ 0.10	--
	----------------------	----------------	--------------------
Total	25,109,670	$ 0.35	12,906,330

SELLING SHAREHOLDERS

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The following table lists certain information with respect to the selling shareholders as follows: (i) each selling shareholder's name, (ii) the number of outstanding shares of common stock beneficially owned by the selling shareholders prior to this offering; (iii) the number of shares of common stock to be beneficially owned by each selling shareholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling shareholder;  and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling shareholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling shareholder. The selling shareholders may sell all, or none of their shares in this offering.  See "Plan of Distribution.  Calculation of the percent of outstanding shares owned is based on shares of our common stock issued and outstanding as of July 31, 2005.  Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities.  Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of Common Stock owned by that holder, subject to community property laws where applicable.  In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying warrants, convertible notes, or options by that holder that are currently exercisable within 60 days after the date of the table are deemed outstanding.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.  Because the Selling Stockholders may sell all or some portion of their shares of common stock beneficially owned by them, only an estimate (assuming the Selling Stockholders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially held by the Selling Stockholders after this offering.  In addition, any Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares beneficially owned by them, all or a portion of the shares beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

58

				Shares Beneficially Owned After the Offering
Selling Shareholder	Shares Beneficially Owned Prior to Offering	Percent	Shares Being Offered Pursuant to this Prospectus	Number of Shares	Percentage

Barron Partners, LP (1)	56,000,000	4.99%	56,000,000	--	--
C. Alan and Joan P. Williams (2)	65,491,821	57.5%	65,491,821	--	--
James W. Townsend (3)	11,297,336	9.8%	11,082,046	215,290	*
Stephen A. Garner (4)	5,260,000	4.6%	5,260,000	--	*
James L. Campbell (4)	5,260,000	4.6%	5,260,000	--	*
William R. Falcon (5)	800,000	*	800,000	--	--
Alexander Riess (5)	1,200,000	1.0%	1,200,000	--	--
El Camino Resources, Inc. (6)	16,000	*	16,000	--	--
David Rhodes (7)	500,000	*	500,000		--
Stephen Brom (7)	500,000	*	500,000		--
John Hiserodt (7)	545,000	*	500,000	45,000	*
John Knobbe (7)	599,972	*	500,000	99,972	*
Tim Dales (7)	2,048,000	1.8%	500,000	1,548,000	1.3%
Scott Grossman (7)	500,000	*	500,000		--
Kathryn Fielding (7)	100,000	*	100,000		--
Gerry Angeles (7)	50,000	*	50,000		--
Michael Santoro (7)	250,000	*	250,000		--
Edward Block (7)	250,000	*	250,000		--
Dennis Lee (7)	250,000	*	250,000		--
John Brewer (7)	569,000	*	500,000	69,000	*
Ted Nishimura (7)	500,000	*	500,000		--
Barry Donner (7)	1,000,000	*	1,000,000		--
Richard Volpe (7)	500,000	*	500,000		--
William Hickman (7)	510,000	*	500,000	10,000	*
Ron Adair (7)	500,000	*	500,000		--
Lauren Wood (7)	510,000	*	500,000	10,000	*
David Robb (7)	250,000	*	250,000		--
Judith Price (7)	100,000	*	100,000		--
	--------------		-------------	-------------
Totals	155,357,129		153,359,867	1,997,262

*   less than 1%.

(1) Includes 16,000,000 shares of common stock issuable upon conversion of the promissory note based upon a conversion price of $.05 per share.  Under the terms of the convertible promissory note, the conversion price may be reset to $.045, if we fail to cause $507,747 of principal amount of convertible promissory notes held by James Townsend (the "Townsend Notes") and accrued interest thereon ($263.104 as of March 31, 2005) to be converted into shares of our common stock at an average exercise price of not greater than $0.10 per share according to the terms of such notes and to complete such conversion not later than ninety (90) days after April 13, 2005.  However the selling shareholders have contractually agreed to restrict their ability to convert their convertible promissory notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the table for the selling shareholders exceeds the number of shares of common stock that the selling shareholders could own beneficially at any given time through their ownership of the convertible promissory note and the warrants.  In that regard, the beneficial ownership of the common stock by the selling shareholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

59

(2) Includes $367,411 of debt convertible to 2,624,364 shares of common stock at $0.14 per share and warrants to acquire 5,000,000 shares at $0.10 per share.    The convertible debt represents the outstanding balance of principal and interest pursuant to a $1,700,000 secured convertible promissory note issued by the Company on February 17, 2004 for cash.  The note bears interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  Also includes up to 2,320,000 shares purchased by the shareholder for $740,000 in cash between November 1996 and September 2000 at prices ranging from $0.20 per share to $2.50 per share, 708,137 shares issued at $0.17 per share upon conversion of $117,941 in debt during April 1998, 15,686,502 shares issued at $0.13 per share upon conversion of $2,039,245 of convertible notes in May 2002, and 40,332,669 shares issued at an average of $0.09 per share upon conversion of $3,682,609 of convertible notes in February 2005.

(3)  Includes 3,284,685 shares of common stock issued for cash at prices ranging from $0.20 per share to $2.50 per share issued between November 1996 and September 2000, and 7,797,361 shares issued at $0.10 per share upon conversion of $779,736 in convertible promissory notes and accrued interest thereon during June 2005.

(4)  Includes 4,400,000 shares issued at $0.10 per share and 2,200,000 shares issued at $0.14 per share (fair value) to each of Stephen A. Garner and James L. Campbell in partial payment of the total purchase price for 100% of the common stock of TBS, and 3,920,000 shares of common stock underlying $400,000 in convertible promissory notes at $0.102 per share. Each of the convertible promissory notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of $100,000, with the first installment paid in full during February 2005 and subsequent installments due on February 17, 2006 and February 17, 2007.  The promissory notes are secured by a Stock Pledge Agreement and a Security Agreement.

(5)  Includes warrants to purchase an aggregate of 10,000,000 shares of common stock at $0.15 per share issued on April 15, 2005 and in connection with the acquisition of PFI.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

(6)  Includes warrants to purchase an aggregate of 16,000 shares of common stock at $0.18 per share through August 2014 issued in connection with an equipment lease transaction.

60

(7)  Includes 7,150,000 shares of VillageEDOCS' restricted common stock issued on June 30, 2005 at $0.10 per share in connection with the conversion by a group of 18 holders of an aggregate of $715,000 in convertible secured promissory notes payable.  The Note Holders had previously purchased their notes from C. Alan and Joan P. Williams during June 2005.  The Company and the Note Holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  On June 30, 2005 and in connection with the amendment and subsequent conversion of the notes, the Company issued an aggregate of 500,010 shares of its restricted common stock to 5 individuals as finder's fees.  The 500,010 shares were issued at $0.15 per share (fair value on date of issuance) and are not included in this Registration Statement.  The entire amount of principal and interest on the notes was due at the earlier of one of three events, but not later than October 31, 2007.  Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the Note Holders along with the conversion right when they purchased the notes from the Williams.

CIRCUMSTANCES UNDER WHICH SELLING SHAREHOLDERS ACQUIRED SECURITIES

Barron Partners LP

On April 13, 2005, the Company issued a convertible note payable Barron Partners, LP in the principal amount of $800,000 that is convertible into 16,000,000 shares of preferred stock.  The convertible promissory note does not bear interest.  The promissory note matures on September 30, 2005 and is convertible into the number of our shares of preferred stock at a conversion price of $.05 per share.  The conversion price of the promissory note is subject to adjustment in the event we issue additional stock below the then current market price or declare a stock split or stock dividend.

In addition, we issued to the selling shareholder two warrants.  One warrant grants the selling shareholder the right to purchase up to 32,000,000 shares of our convertible preferred stock, which is convertible into shares of common stock on a one for one basis, at an exercise price of $.10 per share. The second warrant grants the selling shareholder the right to purchase 8,000,000 shares of our common stock at a price of $.25.  The exercise price of the warrants is subject to the same adjustments and reset provisions as the promissory notes.

Pursuant to the terms of the note purchase agreement entered into in connection with issuance of the note and the warrants, the selling shareholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

A complete copy of the Note Purchase Agreement and related documents were filed with the SEC as exhibits to our Form 8-K filed on April 19, 2005.

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C. Alan and Joan P. Williams

The Company issued  2,320,000 shares of common stock to the Williams for $740,000 in cash between November 1996 and September 2000 at prices ranging from $0.20 per share to $2.50 per share, 708,137 shares issued at $0.17 per share upon conversion of $117,941 in debt during April 1998, 15,686,502 shares issued at $0.13 per share upon conversion of $2,039,245 of convertible notes in May 2002, and 40,332,669 shares issued at an average of $0.09 per share upon conversion of $3,682,609 of convertible notes in February 2005.  In addition, as of July 31, 2005, the Williams held $367,411 of debt pursuant to a convertible promissory note that is convertible to 2,624,364 shares of common stock at $0.14 per share.  Finally, the Williams hold warrants to acquire 5,000,000 shares of common stock at $0.10 per share exercisable until February 17, 2009.  As an inducement for the extension of the due date with respect to $2,039,245 in convertible promissory notes issued through April 10, 2002 and due between June 2002 and October 2003 (the "Notes") and as inducement for receipt of up to $610,000 in debt financing during 2002, the Company entered into two agreements dated May 9, 2002 with Mr. and Mrs. Williams, a Promissory Note Modification Agreement and a Security Agreement (the "May 9, 2002 Agreements").  Pursuant to the May 9, 2002 Agreements, the Notes were modified to extend the due date to October 31, 2005 and to grant to Mr. and Mrs. Williams piggyback registration rights with respect to all previously unregistered shares of the Company's common stock held by them, whether issued for cash or for conversion of the Notes, as modified.  During June and July of 2005, the Williams sold $825,000 in notes to the 20 individuals listed on the table under the heading Selling Stockholders.  The Company and the 20 individuals subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  The entire amount of principal and interest on the notes was due at the earlier of one of three events, but not later than October 31, 2007.  Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the Note Holders along with the conversion right when they purchased the notes from the Williams.

As of July 31, 2005, 18 of the individuals had converted their notes to shares of common stock, and the Company issued 7,150,000 shares of common stock at $0.10 per share.

James W. Townsend

The Company issued 3,284,685 shares of common stock to Mr. Townsend for cash at prices ranging from $0.20 per share to $2.50 per share between November 1996 and September 2000, and 7,797,361 shares issued at $0.10 per share upon conversion of $779,736 in convertible promissory notes and accrued interest thereon during June 2005.  On July 15, 2002, the Company entered into a Promissory Note Modification Agreement with James Townsend with respect to $507,747 in convertible promissory notes issued through January 12, 2001 and due between June 2002 and October 2003 (the "Townsend Notes").  Pursuant to this agreement, the Townsend Notes were modified to extend the due date to October 31, 2005 and to grant to Mr. Townsend  piggyback registration rights with respect to all previously unregistered shares of the Company's common stock held by them, whether issued for cash or for conversion of the Notes, as modified.

62

James L. Campbell and Stephen A. Garner

On February 17, 2004, the Company purchased 100% of the issued and outstanding capital stock of TBS from Stephen A. Garner and James L. Campbell.  The Company purchased TBS with $1.5 million in cash, convertible secured promissory notes totaling $600,000, and 11 million restricted shares of the Company's common stock.   Payment of 4,400,000 (or 40%) of the shares were made at the closing , and payment of 6,600,000 (or 60%) of the shares was contingent upon TBS meeting certain net revenue goals in each of the first three fiscal years following the closing and, therefore, will take place over a three year period from the date of purchase.  During 2005, the Company has issued an additional 2,200,000 shares of common stock to Messrs. Garner and Campbell pursuant to the purchase agreement.

Alexander Riess and William Falcon

Effective April 1, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Resolutions from its two shareholders, Alexander Riess and William Falcon.  The acquisition closed on April 15, 2005.  VillageEDOCS purchased Resolutions with two promissory notes in the aggregate amount of $200,000, payment in full at closing of an existing third-party promissory note in the amount of $432,000, and warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

El Camino Resources

El Camino Resources acquired warrants to purchase an aggregate of 16,000 shares of common stock at $0.18 per share through August 2014 in connection with an equipment lease transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions listed below, during the fiscal years ended December 31, 2004 and 2003, there were no material transactions, or series of similar transactions, since the beginning  of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which we were or are to be party, in which the amount involved  exceeds  $60,000, and in which any of our directors or executive officers, or any security holders who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

63

On February 17, 2004, the Company issued a $1,700,000 secured convertible promissory note for cash.  The note was issued to a related party, C. Alan and Joan P. Williams, and bears interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note are convertible into shares of the Company's common stock at a conversion price equal to eighty five percent of average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an inducement for Mr. and Mrs. Williams to provide the loan, the Company agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.

In connection with the acquisition of TBS, the Company issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of $100,000, with the first installment paid in full during February 2005 and subsequent installments due on February 17, 2006 and February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of Common Stock for each $1.00 of principal and interest to be converted.

During the year ended December 31, 2003, the Company borrowed $1,132,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum.  At December 31, 2004, the outstanding principal balance of convertible secured promissory notes payable (the "Notes") to Mr. and Mrs. Williams was $3,927,000.  The Notes are secured by a security interest in all of the Company's assets.  The notes and accrued interest are due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  The principal and accrued interest on $530,000 of these convertible promissory notes, as modified, are convertible into shares of the Company's common stock at a conversion price equal to the lower of $2.50 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  The principal and accrued interest on $1,352,000 of these convertible promissory notes issued between October 30, 2002 and December 31, 2003 are convertible into shares of the Company's common stock at a conversion price equal to the lower of $0.07 per share (below the fair market value on the date of issuance) or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.

TBS leases the building that houses substantially all of its operations from Perimeter Center Partners, which is controlled by James L. Campbell and Stephen A. Garner.  Messrs. Campbell and Garner are the former owners of TBS and are currently significant employees of the Company.  The lease was entered into in connection with the Company's acquisition of TBS and is a triple-net lease expiring in January 2009 at a cost of $6,200 per month.

64

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary.  Our authorized capital stock consists of 250,000,000 shares of common stock, no par value and 48,000,000 shares of preferred stock, no par value.  As of August 5, 2005, there were 94,319,190 shares of common stock and no shares of preferred stock, issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock.  Shares of preferred stock currently outstanding do not have dividend rights.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of common stock are fully paid and nonassessable.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of our preferred stock and any series of preferred  stock which we may designate and issue in the future without further shareholder approval.

Preferred Stock

We have created a class of preferred stock to fulfill our obligation to the Selling Shareholder.  Our Series A Preferred Stock has no voting rights and is not entitled to dividends.  Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to $0.05 per share before any distribution or payment shall be made to the holders of our common stock,  Each share of Series A Preferred Stock is convertible into one share of our common stock, that the Company shall not effect any conversion of the Series A Preferred Stock, and the holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the holder (together with the holder's affiliates), would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion..  If the Company, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock, (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, then the conversion value shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corp., 1745 Gardena Ave., Glendale, CA  91204.

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PLAN OF DISTRIBUTION

The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.  The selling shareholders may sell the common stock by one or more of the following methods, without limitation:

O         Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

O         exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

O         Ordinary brokerage transactions and transactions in which the broker solicits purchases;

O         Privately negotiated transactions;

O         In connection with short sales of Company shares;

O         Through the distribution of common stock by any selling shareholder to its partners, members or shareholders;

O         By pledge to secure debts of other obligations;

O         In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

O         Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

O         a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade.  The selling shareholders may also transfer the common stock by gift.  We do not know of any arrangements by the selling shareholders for the sale of any of the common stock.

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The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock.  These brokers or dealers may act as principals, or as an agent of a selling shareholder.  Broker-dealers may agree with a selling shareholder to sell a specified number of the stocks at a stipulated  price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price.  Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then  listed,  at prices and on terms then  prevailing  at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.  The selling shareholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus.  In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them.  The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders.  The number of a selling shareholder's shares offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling shareholder's shares will otherwise remain unchanged.  In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling shareholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.  Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions).  Neither we nor any selling shareholder can presently estimate the amount of any such compensation.

67

The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.  If a selling shareholder is deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  Selling shareholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  The SEC staff is of a view that selling shareholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act.  We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers.  A selling shareholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock.  A selling shareholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling shareholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M.  This regulation may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other person.  The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates.  Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We cannot assure you that the selling shareholders will sell all or any portion of the common stock offered by this prospectus.  In addition, we cannot assure you that a selling shareholder will not transfer the shares of our common stock by other means not described in this prospectus.

LEGAL MATTERS

The validity of the common stock has been passed upon by Johnson, Pope, Bokor, Ruppel & Burns, LLP, Clearwater, Florida.  Michael T. Cronin, a partner of this firm has been issued options to acquire 555,555 shares of the Company's common stock at $0.18 per share.  These options were issued in consideration for general corporate services performed by Mr. Cronin.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2004 and for each of the years in the two-year period then ended appearing in this Prospectus have been audited by Corbin & Company, LLP, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements of PFI, the subsidiary that was acquired by the Company in April 2005, have been audited by Babush, Neiman, Kornman & Johnson, LLP, an independent  registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering.  This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement.  For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.  Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Woolworth Building, 233 Broadway New York, New York.  Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee.  Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation ("Articles") include provisions to eliminate the personal liability of our directors to the fullest extent permitted by Section 204(a)(10) under the General Corporation Law of California (the "California Law"). Our Articles also include provisions that authorize us to indemnify its directors and officers to the fullest extent permitted by Sections 204 and 317 of the California Law. Our Bylaws also provide us with the authority to indemnify its other officers, employees and other agents as set forth in the California Law. Pursuant to Sections 204 and 317 of the California Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

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A corporation may not eliminate liability: (i) for acts or omissions involving intentional misconduct or knowing and culpable violations of law; (ii) for acts or omissions that the individual believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the individual; (iii) for any transaction from which the individual derived an improper personal benefit; (iv) for acts or omissions involving a reckless disregard for the individual's duty to the corporation or its shareholders when the individual was aware or should have been aware of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to any abdication of the individual's duty to the corporation or its shareholders; or (vii) for improper distribution to shareholders and loans to directors and officers. Also, a corporation may not eliminate liability for any act or omission occurring prior to the date on which the corporation authorizes indemnification of its directors, officers, employees and agents.

We have entered into agreements with our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The above discussion of our Articles of Incorporation and the General Corporation Law of California is only a summary and is qualified in its entirety by the full text of each of the foregoing.

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71

VILLAGEEDOCS

Financial Statements
For the Years December 31, 2004 and 2003
Together with Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of VillageEDOCS

We have audited the accompanying consolidated balance sheet of VillageEDOCS and subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VillageEDOCS and subsidiaries at December 31, 2004, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses, and has a working capital deficit of $528,587 and a stockholders' deficit of $2,116,554 at December 31, 2004.  These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plans in regard to these matters are described in Note 2.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/Corbin & Company, LLP
Irvine, California
March 30, 2005

VillageEDOCS and subsidiaries
Consolidated Balance Sheet

December 31,
2004

ASSETS
Current assets:
Cash	$458,009
Accounts receivable, net of allowance for doubtful
accounts of $68,000	707,489
Inventories	54,154
Other current assets	5,537
Total current assets	1,225,189

Property and equipment, net	350,467
Other assets	14,632
Other intangibles, net	497,500
Goodwill	2,127,306
$4,215,094

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$200,981
Accrued expenses	431,296
Deferred revenue	154,924
Capital lease obligations	4,963
Note payable	3,455
Current portion of convertible notes and accrued interest
payable to related parties	958,157
Total current liabilities	1,753,776

Long term convertible notes and accrued interest
payable to related parties, net of unamortized
debt discount of $214,872	1,185,128
Long term convertible notes and accrued interest
payable to related parties converted to common stock
in 2005, net of unamortized debt discount of $289,865	3,392,744
Total liabilities	6,331,648

Commitments and contingencies

Stockholders' deficit:
Common stock, no par value:
Authorized -- 175,000,000 shares
Issued and outstanding -- 36,036,544 shares	7,464,373
Additional paid-in capital	2,780,841
Accumulated deficit	(12,361,768)
Total stockholders' deficit	(2,116,554)
$4,215,094

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Operations

	Years Ended December 31,
	2004	2003
Net sales	$6,014,269	$1,882,027
Cost of sales	2,367,789	920,410
Gross profit	3,646,480	961,617
Operating expenses:
Product and technology
development	418,444	488,115
Sales and marketing	725,155	806,138
General and administrative	1,990,744	922,332
Depreciation and amortization	234,327	148,975
Total operating expenses	3,368,670	2,365,560
Income (loss) from operations	277,810	(1,403,943)

Interest expense	(666,623)	(661,659)
Loss on buyout of leased equipment	-	(39,943)
Loss before provision for
income taxes	(388,813)	(2,105,545)

Provision for income taxes	2,400	800
Net loss	$(391,213)	$(2,106,345)

Basic and diluted loss available to
common stockholders per common
share	$(0.01)	$(0.07)

Weighted average shares outstanding -
basic and diluted	35,321,760	30,828,738

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Statements of Stockholders' Deficit
For the Years Ended December 31, 2004 and 2003

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total
Balances, January 1, 2003	29,981,487	$6,805,550	$1,505,118	$(9,864,210)	$(1,553,542)

Common stock issued to employees and
non-employees for services	1,154,038	167,133	-	-	167,133

Estimated value of beneficial conversion
feature on new convertible notes payable	-	-	471,586	-	471,586

Estimated fair value of
options granted to employees and
non-employees for services	-	-	80,028	-	80,028

Net loss	-	-	-	(2,106,345)	(2,106,345)

Balances, December 31, 2003	31,135,525	6,972,683	2,056,732	(11,970,555)	(2,941,140)

Estimated fair value of common stock
issued in acquisition	4,400,000	440,000	-	-	440,000

Estimated fair value of common stock
issued as acquisition cost	352,000	35,200	-	-	35,200

Estimated fair value of common stock issued to employees and non-employees for services	125,000	16,250	-	-	16,250

Estimated fair value of common stock issued for exercise of warrants	24,019	240	-	-	240

Estimated value of beneficial conversion
feature on new convertible notes payable	-	-	394,989	-	394,989

Estimated fair value of warrants granted in connection with convertible notes payable	-	-	323,810	-	323,810

Estimated fair value of options granted to
employees and non-employees for services	-	-	5,310	-	5,310

Net loss	-	-	-	(391,213)	(391,213)
Balances, December 31, 2004	36,036,544	$7,464,373	$2,780,841	$(12,361,768)	$(2,116,554)

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2004 and 2003

	2004	2003
Cash Flows from Operating Activities:
Net loss	$(391,213)	$(2,106,345)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	234,327	148,975
Provision for doubtful accounts receivable	40,000	16,502
Estimated fair value of stock options issued
to employees and non-employees for services rendered	5,310	80,028
Common stock issued to employees and
non-employees for services rendered	16,250	143,133
Amortization of beneficial conversion feature and
warrant issued with convertible notes	214,062	471,586
Common stock issued for settlement of debt	-	24,000
Loss on buyout of leased equipment	-	39,943
Changes in operating assets and liabilities, net of
acquisition:
Accounts receivable	(270,905)	(112,630)
Inventories	(35,608)	-
Other current assets	5,147	18,487
Accounts payable	(119,329)	(53,940)
Accrued expenses and accrued interest	318,607	330,500
Deferred revenue	154,924	-
Net cash provided by (used in) operating activities	171,572	(999,761)
Cash Flows from Investing Activities:
Purchases of property and equipment	(90,710)	(69,263)
Payments for buyout of leased equipment	-	(10,919)
Cash paid for acquisition of TBS, net of cash acquired	(1,389,444)	-
Costs incurred for purchase of TBS	(180,216)	-
Net cash used in investing activities	(1,660,370)	(80,182)
Cash Flows from Financing Activities:
Proceeds from convertible notes payable to related parties	2,045,000	1,132,000
Principal payments under capital leases	(14,055)	(40,682)
Payments on notes payable	(9,080)	-
Payments on notes payable to related parties	(140,000)	-
Proceeds from exercise of warrants	240	-
Net cash provided by financing activities	1,882,105	1,091,318
Net change in cash	393,307	11,375

Cash, beginning of year	64,702	53,327
Cash, end of year	$458,009	$64,702
Supplemental disclosure of cash flow information -
Cash paid during the year for:
Interest	$39,341	$5,284
Income taxes	$800	$800
continued.

	2004	2003
Supplemental Schedule of Noncash Investing and Financing Activities:

Issuance of common stock as acquisition cost	$35,200	$-
Issuance of notes payable in acquisition	$2,100,000	$-
Goodwill and other intangibles acquired in acquisition	$2,497,090	$-
Issuance of common stock in acquisition	$440,000	$-
Debt assumed in acquisition	$152,535	$-
Debt discount in issuance of convertible notes payable
to related party	$718,799	$-
Equipment financed through capital lease	$-	$21,233

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries

Notes to Financial Statements
For the Years Ended December 31, 2004 and 2003

1.               Background, Organization and Basis of Presentation

VillageEDOCS was incorporated in 1995 in Delaware and reincorporated in California in 1997. The Company operates an electronic document delivery service marketed to organizations throughout the United States and internationally.  On February 17, 2004, the Company acquired Tailored Business Systems, Inc. ("TBS").  TBS provides various programming, processing and printing services to governmental entities, including installing software, hardware, printing and mailing of property tax forms.  On June 16, 2004, the holders of a majority of the voting capital stock of the Company voted to approve a Plan of Restructuring that includes the reorganization of the Company's electronic document delivery business into a wholly owned subsidiary of the Company.  In connection with the reorganization, the Company formed MessageVision, Inc. ("MVI") on October 25, 2004.  The consolidated financial statements include the accounts of the Company and those of MVI and TBS, its wholly owned subsidiaries, since October 25, 2004 and February 17, 2004, respectively.   All significant inter-company transactions and balances have been eliminated in consolidation.

2.               Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses since inception.  The Company's losses are continuing and are expected to continue until such time as the Company is able to sufficiently expand its existing businesses or is able to consummate business combination transactions with other businesses whose profits are sufficient to offset any ongoing losses from operating the holding company that owns TBS and MVI.

The Company's success is dependent upon numerous items, certain of which are the successful growth of revenues from its products and services, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company's current and future cost structure, and its success in obtaining financing for equipment and operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations.  These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing.  The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.

The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability.  However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its working capital deficit, the Company may require additional financing. Sources of financing could include capital infusions, additional equity financing or debt offerings.

Although cash flows from operations have recently improved to a level sufficient to support operating expenses, should such cash flows decrease for any reason, management plans to obtain convertible debt and equity financing from existing shareholders and equity financing from new shareholders.    There can be no assurance that funding will be available on acceptable terms, if at all, or that such funds, if raised, would enable the Company to achieve or sustain profitable operations.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the classification of liabilities that might result from the outcome of these uncertainties.

3.               Summary of Significant Accounting Policies

a.      Segments of an Enterprise and Related Information

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires the Company to report information about segments of its business in annual financial statements and requires it to report selected segment information in its quarterly reports issued to shareholders. SFAS No. 131 also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company's two reportable segments are managed separately based on fundamental differences in their operations. Since February 17, 2004, the Company has operated in the following two reportable segments (see Note 13):

(a)  Electronic document delivery services.

(b)  Government accounting products and services.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in this summary of significant accounting policies.

b.     Concentration of Credit Risk

The Company extends credit to its customers and performs ongoing credit evaluations of such customers.  The Company does not obtain collateral to secure its accounts receivable.  The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.  At December 31, 2004, the Company has recorded an allowance for doubtful accounts of $68,000.

One customer accounted for 10% of total accounts receivable as of December 31, 2004.  No single customer accounted for more than 10% of total sales for 2004 or 2003.

c.      Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, the realizability of accounts receivable, inventories, long-lived assets, goodwill, and valuation of stock options, warrants, and deferred tax assets.   Actual results could differ from those estimates.

d.     Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.  Equipment under capital lease obligations is depreciated over the shorter of the estimated useful life or the term of the lease.  Major betterments and renewals are capitalized, while routine repairs and maintenance are charged to expense when incurred.  The Company leases certain of its computer equipment and software under capitalized and operating lease arrangements.

The Company assesses the recoverability of property and equipment by determining whether such assets can be recovered through projected undiscounted cash flows.  The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which impairment is determined by management.  At December 31, 2004, management has determined that there is no impairment of property and equipment.  There can be no assurance, however, that market conditions will not change, which could result in future property and equipment impairment.

e.      Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104.  As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or services have been performed, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

The Company has adopted Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as well as SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions."  The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence ("VSOE") of fair value. Software license revenue allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established.  Maintenance and support revenue is recognized ratably over the maintenance term.  First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Services revenue is recognized as the service is performed assuming that sufficient evidence exists to estimate the fair value of the services.  Consulting and training services are billed based on contractual hourly rates and revenues are recognized as the services are performed. Consulting services primarily consist of implementation services related to the installation of the Company's products which do not require significant customization to or modification of the underlying software code.

Significant management judgments and estimates must be made in connection with determination of the revenue to be recognized in any accounting period. If the Company made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

f.      Product and Technology Development

Product and technology development expense includes personnel costs relating to developing the features, content and functionality of MVI's internet-enabled fax services and web site, as well as TBS's government accounting software.  Product and technology development costs are expensed as incurred.

g.     Advertising

The Company expenses all advertising costs as incurred.  Advertising costs were $62,049 and $121,123 for the years ended December 31, 2004 and 2003, respectively.

h.   Risks and Uncertainties

The Company operates in industries that are subject to intense competition, government regulation and rapid technological change.  The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an operating business, including the potential risk of business failure.

i.    Fair Value of Financial Instruments

The carrying amount of certain of the Company's financial instruments as of December 31, 2004 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts receivable, accounts payable, accrued expenses, and note payable. The fair value of convertible notes payable to related parties is not determinable as the borrowings are with related parties.

j.  Loss per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional common shares were dilutive.  All potentially dilutive shares, 58,006,320 and 27,784,019 as of December 31, 2004 and 2003, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for 2004 and 2003.

k.   Comprehensive Income

The Company has no items of comprehensive income.

l.       Web Site Development Costs

During the year ended December 31, 2004, the Company did not capitalize any additional amounts related to its web site in accordance with the Emerging Issues Task Force Issue ("EITF") No. 00-2, "Accounting for Web Site Development Costs".  Web site development costs are amortized using the straight-line method over the estimated useful life of three years.  During each of the years ended December 31, 2004 and 2003, the Company recorded amortization of web site development costs of $35,889.  At December 31, 2004, $7,319 of web site development costs have been included in other assets in the accompanying consolidated balance sheet.

m.   Income Taxes

The Company accounts for income taxes in accordance with the liability method for financial accounting and reporting purposes.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

n.     Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under SFAS No. 123, "Accounting For Stock-Based Compensation."  SFAS No. 123 defines a fair value based method of accounting for stock-based compensation.  SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, as amended, "Accounting for Stock Issued to Employees." Under APB No. 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

At December 31, 2004, the Company has two stock-based employee compensation plans, which are described more fully in Note 8.  The Company accounts for those plans under the recognition and measurement principles of APB No. 25, and related interpretations.  During the years ended December 31, 2004 and 2003, $0 and $15,000, respectively, of compensation expense was recognized in the accompanying statements of operations for options issued to employees.    No other option-based employee compensation cost is reflected in the statements of operations, as all other options granted since 1999 under those plans had exercise prices equal to or greater than the market value of the underlying common stock on the date of grant.  The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

	Year ended December 31,
	2004	2003
	-----------------	-----------------
Net loss as reported	$(391,213)	$(2,106,345)

Deduct: Total stock-based employee
compensation expense under APB No. 25	--	15,000

Add: Total stock-based employee
compensation expense under fair value
based method for all awards, net of
related tax effects	(430,000)	(520,008)
	-----------------	-----------------
Pro forma net loss	$(821,213)	$(2,611,353)
	==========	==========
Basic and diluted loss per share - as
reported	$(0.01)	$(0.07)
	==========	==========
Basic and diluted loss per share - pro
forma	$(0.02)	$(0.08)
	==========	==========

All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and have been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the issued shares for illiquidity and restrictions on resale.

o.       Inventory

Inventory consists primarily of supplies, forms and envelopes and is stated at the lower of cost (using first-in, first-out method) or market.

p.       Goodwill and Other Intangible Assets

The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets."  Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually for impairment, or more frequently if impairment indicators arise.  The Company performed an impairment test on goodwill as of December 31, 2004.  Based on its analysis as of December 31, 2004, the Company's management believes there is no impairment of its goodwill.  There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue, which could result in impairment of goodwill in the future.

Identifiable assets and liabilities acquired in connection with business acquisitions accounted for under the purchase method are recorded at their respective fair values.  The Company is amortizing the trade name and customer list over estimated useful lives of 5 and 10 years, respectively.  Deferred income taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed.

q.         Beneficial Conversion Feature

The convertible feature of certain convertible notes provides for a rate of conversion that is below market value (see Note 7). Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to EITF No. 98-5, "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and Emerging Issues Task Force Issue No. 00-27,"Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. The Company will record the corresponding unamortized debt discount related to the BCF and the warrants as interest expense when the related instrument is converted into the Company's common stock.

r.           Long-Lived Assets

The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  At December 31, 2004, the Company's management believes there is no impairment of its long-lived assets.  There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

s.       Warranty Costs

The Company offers a one year and a 90-day warranty period for customers after installation for certain services offered by TBS.  Management has determined that warranty claims are not material to the financial statements as of December 31, 2004.

t.       New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment," to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, and supersedes APB No. 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in APB No. 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Small business issuers will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company is in the process of evaluating whether the adoption of SFAS 123(R) will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment of APB No. 29, "Accounting for Nonmonetary Transactions." APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in APB No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance, that is, if the future cash flows of the entity are not expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company anticipates that SFAS No. 153 will not have an impact on its financial statements.

4.         Property and Equipment

            Property and equipment consist of the following as of December 31, 2004:

Equipment and software under capital leases	$32,590
Computer equipment	280,091
Furniture and equipment	349,617
Automobiles	22,665
Software	35,205
------------
720,168
Less-- accumulated depreciation	(369,701)
------------
$350,467
=======

Depreciation expense for the property and equipment for 2004 and 2003 was $145,938 and $113,086, respectively.

5.               Acquisitions and Intangible Assets

TBS

On February 17, 2004, the Company purchased 100% of the issued and outstanding capital stock of TBS from Stephen A. Garner and James L. Campbell.

The Company purchased TBS with $1.5 million in cash, convertible secured promissory notes totaling $600,000, and 11 million restricted shares of the Company's common stock.   Payment of 4,400,000 (or 40%) of the shares were made at the closing, and payment of 6,600,000 (or 60%) of the shares is contingent upon TBS meeting certain net revenue goals in each of the first three fiscal years following the closing and, therefore, will take place over a three-year period.   As of February 17, 2005, the Company has determined that TBS met the contractual net revenue goal for 2004.  Accordingly, the Company will issue an additional 1,100,000 shares of restricted common stock to each of Messrs. Campbell and Garner during 2005 pursuant to the acquisition agreement.  The 4,400,000 shares of the Company's common stock issued at closing was valued at $0.10 per share, the average closing bid price of the Company's common stock for the thirty-day period ended February 16, 2004.   The additional 2,200,000 shares of the Company's common stock earned by Messrs. Campbell and Garner in February 2005 will be valued at $0.145 per share (and added to goodwill), the closing bid price of the Company's common stock at February 17, 2005.

The acquisition has been accounted for using the purchase method of accounting. The Company funded the cash portion of the purchase price of TBS with the proceeds of a $1.7 million convertible secured promissory note offering subscribed to by Mr. and Mrs. Williams (see Note 7).

The terms of the purchase were the result of arms-length negotiations.  Neither of the TBS shareholders was previously affiliated with VillageEDOCS.

The Company, in connection with the acquisition of TBS, has incurred approximately $60,000 in consulting expenses to an unrelated third party (paid during February 2004 in a combination of cash and 220,000 shares of common stock issued in March 2004 valued at $0.10 per share), $76,000 in compensation to an employee (paid, pursuant to his employment agreement and incremental to his base salary, during February 2004 in a combination of cash and 132,000 shares of common stock issued in March 2004 valued at $0.10 per share) and $79,416 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting, and travel.

The purchase price was determined as follows:

Cash	$1,500,000
Convertible secured promissory notes	600,000
Common stock (4,400,000 shares)	440,000
Acquisition costs (including 352,000 shares)	215,416
--------------------
$2,755,416
============

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of TBS as of February 17, 2004, the acquisition date:

Cash	$110,556
Accounts receivable	278,136
Inventories	18,546
Property and equipment	257,803
Other assets	11,109
Accounts payable and accrued expenses	(445,505)
Notes payable	(152,535)
-----------------
Net tangible assets	78,110

Customer list	500,000
Trade name	50,000

Goodwill	2,127,306
-----------------
$2,755,416
==========

The goodwill from the acquisition of TBS was allocated one hundred percent to the government accounting products and services segment.

The unaudited pro forma combined historical results, as if TBS had been acquired January 1, 2004 and 2003, are estimated as follows:

	For the Years Ended
	December 31, 2004	December 31, 2003
Net sales	$6,575,555	$5,206,086
Net loss	$(313,524)	$(2,459,364)
Weighted average common
shares outstanding:
Basic and diluted	35,840,116	35,228,738
Loss per share:
Basic and diluted	$(0.01)	$(0.07)

Prior to being acquired by the Company, TBS's fiscal year ended on October 31.  Accordingly, the unaudited pro forma information for the 2003 period has been prepared by combining the results of VillageEDOCS for the fiscal year ended December 31, 2003 and the results of TBS for the fiscal year ended October 31, 2003.

The unaudited pro forma information has been prepared for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition actually been made at such a date, nor is it necessarily indicative of future operating results.

Potential Future Acquisition

In November 2004, the Company signed a letter of intent to acquire a Document Management Solutions Provider.  The acquisition is contingent on financing and other customary closing conditions.  There can be no assurances that the Company will successfully complete this transaction.

Other Intangible Assets

Other intangible assets consist of the following as of December 31, 2004:

Customer list	$500,000
Trade name	50,000
Less: accumulated amortization	(52,500)
$497,500

During 2004, amortization expense totaled $52,500.  The estimated amortization expense for the next five years is as follows:

Years Ending December 31,
2005	$60,000
2006	60,000
2007	60,000
2008	60,000
2009	51,250

6.               Note Payable

In connection with the acquisition of TBS, the Company assumed a promissory note in connection with a vehicle purchase.  This note is payable in monthly installments of approximately $500, including interest, bears interest at 5.4%, is collateralized by a vehicle, and is due in November 2005.  The outstanding principal balance of this note as of December 31, 2004 was $3,455.

7.               Convertible Notes Payable to Related Parties

During the year ended December 31, 2004, the Company borrowed $345,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum (the "Notes").   The Notes were secured by a security interest in all of the Company's assets.  The notes and accrued interest were due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  In addition, the principal and accrued interest on the Notes were convertible into shares of the Company's common stock at a conversion price equal to the lower of $0.07 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. or Mrs. Williams delivered written notice of his or her conversion election to the Company.  The Company recorded a BCF of $241,180 in connection with the conversion feature of the notes payable during 2004, amortizing $101,725 to interest expense in the accompanying statement of operations during 2004.   Subsequent to year end, all of these notes were converted to common stock (see Note 14).

On February 17, 2004, the Company borrowed $1,700,000 from C. Alan and Joan P. Williams and issued a convertible promissory note, bearing interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note are convertible into shares of the Company's common stock at a conversion price equal to eighty five percent (85%) of average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an incentive for Mr. and Mrs. Williams to provide the loan, the Company agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.  In connection with the issuance of the note, the Company recorded a debt discount of $477,619, consisting of a BCF of $153,810 and the relative fair value of the warrant of $323,810.  The Company is amortizing the discount using the effective interest method through October 31, 2007.  In the event that the related debenture is converted to shares of the Company's common stock, the Company will immediately expense the corresponding unamortized debt discount as additional interest expense.  During 2004, approximately $112,337 of interest expense was recognized in the accompanying consolidated statement of operations in connection with amortization of the debt discount. Subsequent to year end, $700,000 of this note was converted to common stock (see Note 14).

In addition, at December 31, 2004, the Company had additional convertible promissory notes payable to C. Alan and Joan P. Williams totaling $1,882,000 bearing interest at 10 percent per annum.  The notes were secured by a security interest in all of the Company's assets.  Subsequent to year end, all of these notes were converted to common stock (see Note 14).

On July 15, 2002, the Company entered into a Promissory Note Modification Agreement with James Townsend with respect to $507,747 in convertible promissory notes (the "Townsend Notes"), bearing interest at 10 percent per annum.  Pursuant to this agreement, the Townsend Notes were modified and now include the following terms:  the principal and accrued interest on the Townsend Notes, as modified, are due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the Townsend Notes, as modified, are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the Townsend Notes, as modified, are convertible at any time into shares of the Company's common stock at a conversion price equal to the lower of $0.10 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. Townsend delivers written notice of his conversion election to the Company.  In addition, the agreement grants to Mr. Townsend piggyback registration rights with respect to all previously unregistered shares of the Company's common stock held by him, whether issued for cash or for conversion of the Notes, as modified.  At December 31, 2004, the outstanding principal balance of the Townsend Notes was $507,747.

On July 30, 2002, the Company granted Mr. and Mrs. Williams a full ratchet anti-dilution right to receive additional shares of the Company's common stock in the event that Mr. Townsend converts some or all of his outstanding promissory notes to the Company's common stock at any price lower than $0.13 per share such that Mr. and Mrs. William's conversion price shall be equivalent to Mr. Townsend's conversion price with respect to the same number of shares.

In connection with the acquisition of TBS, the Company issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of  $100,000, with the first installment paid in full during February 2005 and subsequent installments due on February 17, 2006 and February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement, which secure the TBS Notes with substantially all of the assets of TBS.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of common stock for each $1.00 of principal and interest to be converted.

In connection with the acquisition of TBS, the Company assumed promissory notes in the aggregate amount of $140,000 to Stephen A. Garner and James L. Campbell.  The notes bore interest at 8 percent per annum and were paid in full before December 31, 2004.

Interest expense recognized on all the convertible notes payable to related parties was $663,623 and $661,659 during the years ended December 31, 2004 and 2003, respectively.  Total interest accrued and not paid on the convertible notes payable to related parties as of December 31, 2004 totaled $1,006,019 and is included in the accompanying balance sheet.  $755,609 of the accrued interest was converted to common stock subsequent to year end (see Note 14).

Convertible notes payable and accrued interest payable to related parties consists of the following at December 31, 2004:

Convertible note payable to Williams, net of debt discount of $214,872	$785,128
Convertible notes and accrued interest payable to Townsend	758,157
Convertible notes payable to former TBS shareholders	600,000
2,143,285
Less: current portion	(958,157)
$1,185,128

Future minimum principal payments pursuant to the above long term debt agreements are as follows:

Years ending December 31,
2005	$958,157
2006	200,000
2007	1,200,000
2,358,157
Less: debt discount	(214,872)
$2,143,285

8.          Stockholders' Equity (Deficit)

a.      Common Stock

On June 16, 2004, the holders of a majority of the voting capital stock of the Company acted by written consent in lieu of a special meeting of stockholders to increase the number of authorized no par value shares of the common stock of the Company from 90,000,000 to 175,000,000.

On February 17, 2004, the Company issued 2,200,000 shares of restricted common stock to each of Stephen A. Garner and James L. Campbell in partial payment of the total purchase price for 100% of the common stock of TBS.  All 4,400,000 shares were valued at $0.10 per share, the fair value on date of acquisition.

On February 17, 2004, in connection with the acquisition of TBS, the Company agreed to issue 132,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, pursuant to Mr. Hill's employment agreement.  The shares were valued at $0.10 per share, the fair value on date of acquisition.  The shares were issued on March 11, 2004.

On February 17, 2004 and in connection with the acquisition of TBS, the Company agreed to issue 220,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.10 per share, the fair value on the date of the acquisition.  The shares were issued on March 11, 2004.

On March 11, 2004, the Company issued 24,019 shares of restricted common stock for $240 in cash in connection with the exercise of a warrant.

On December 29, 2004, the Company issued 125,000 shares of restricted common stock at $0.13 per share (fair value on date of issuance) in connection with an employment agreement.

On January 28, 2003, the Company entered into an agreement with a non-related party pursuant to which the party agreed to accept 109,091 shares of the Company's common stock as payment in full for $24,000 in consulting fees owed to the party by the Company for product and service marketing consulting services.  The shares were issued on February 11, 2003.

On February 11, 2003, the Company issued 510,124 shares of restricted common stock to consultants and employees in consideration for services valued at $71,417, and 320,000 shares to the Company's former founder, who is a less than ten percent shareholder, in consideration for marketing communications services valued at $44,800, or $0.14 per share (fair value on date of issuance).

On December 9, 2003, the Company issued 214,823 shares of restricted common stock to a consultant in consideration for services valued at $26,916 (fair value on date of issuance).

b.     Stock Options

The Company has adopted an equity incentive plan (the "2002 Plan") that authorizes the issuance of options to acquire up to 28,000,000 shares of common stock, as amended, to employees and certain outside consultants.   The 2002 Plan allows for the issuance of either non-qualified or, subject to stockholder approval, incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 2002 Plan, the exercise price of each option shall not be less than fair market value on the date the option is granted.  The number of options under the 2002 Plan available for grant at December 31, 2004 was 10,816,532.

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

Effective February 10, 2005, the exercise price of options to purchase 1,860,000 shares of the Company's common stock under the 2002 Plan at $0.15 per share that were issued in 2004 was reduced to $0.07 per share, in accordance with the related employment agreements, in connection with the conversion of debt to common stock subsequent to year end (see Note 14).  As a result, the Company will account for such options under variable accounting.    As none of the options were vested at February 10, 2005, no compensation expense will be recorded immediately for the repricing.  Had the options been fully vested at that date, the additional compensation would have been approximately $130,000.

Options to purchase 50,000 shares at $0.10 (the fair market value on the date of grant) were granted to a non-employee consultant during 2003.  These options vested on February 28, 2004 and $5,310 of consulting expense was recognized in the accompanying consolidated statements of operations in connection with the vesting of these options.

Options to purchase 3,710,000 shares of the Company's common stock under the 2002 Plan at per share prices ranging from $0.10 to $0.1875 (above or at the fair market value on the dates of grant) were issued to employees during the year ended December 31, 2003, vesting on various dates from the date of grant through December 2008.

Options to purchase 833,030 shares of the Company's common stock under the 2002 Plan at $0.1875 per share (above or at the fair market value on the dates of grant) that were issued in 2002 were modified as to vesting and expiration date during 2003 in connection with the retirement of employees.  As a result, $65,028 of compensation expense was recognized in the accompanying consolidated statement of operations during the year ended December 31, 2003 in connection with the modifications, under SFAS No. 123.

During 1997, the Board of Directors of the Company adopted a stock option plan (the "1997 Plan") that authorizes the issuance of options to acquire up to 5,000,000 shares of common stock to employees and certain outside consultants.  The 1997 Plan allows for the issuance of either non-qualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 1997 Plan, the exercise price of each option shall not be less than 85 percent of fair market value on the date the option is granted.  The number of options under the 1997 Plan available for grant at December 31, 2004 was 2,089,798.

During the year ended December 31, 2003, $15,000 of compensation expense was recognized in the accompanying statements of operations for options issued to employees in 1999 under the 1997 Plan for the vesting period from the date of grant through December 2003, pursuant to APB No. 25.

During 2004, 1,362,286 options under the 2002 Plan and 154,635 other options were cancelled due to their expiration or the termination of employment.

Stock option activity for the years ended December 31, 2004 and 2003 is as follows:

		Weighted Average
	Number	Exercise Price
	of Options	Per Share
Outstanding at January 1, 2003	10,865,200	$0.43
Granted	3,760,000	0.16
Exercised	-	-
Canceled	(1,374,609)	(0.35)
Outstanding at December 31, 2003	13,250,591	0.37
Granted	8,360,000	0.16
Exercised	-	-
Canceled	(1,516,921)	0.30

Outstanding at December 31, 2004	20,093,670	$0.33

Exercisable at December 31, 2004	7,771,867	$0.41

Weighted average fair value of options granted	2003	$0.08
	2004	$0.07

The following summarizes information about stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
Range of	Number of	Remaining	Average	Number of	Average
Exercise	Shares	Contractual	Exercise	Shares	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Price

$0.10 - $0.25	19,143,511	5.2	$0.17	7,018,876	$0.20
$1.00	50,000	4.1	1.00	50,000	1.00
$2.50	900,159	5.5	2.50	702,991	2.50
	20,093,670		$0.33	7,771,867	$0.41

The fair value of each option granted during 2004 and 2003 is estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 180 percent and 171 percent, respectively, (iii) weighted average risk free interest rate of approximately 3.24 percent and 2.78 percent, respectively, and (iv) average expected life of 5 years.

The Black-Scholes option valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

c.    Warrants

From time to time, the Company issues warrants pursuant to various consulting and third party agreements.

During the year ended December 31, 2004, warrants to purchase 24,019 shares of the Company's common stock at $0.01 per share were exercised for cash, and warrants to purchase 49,256 shares of the common stock of the Company expired unexercised and were cancelled.  There was no warrant activity during 2003.

The following represents a summary of the warrants outstanding for the years ended December 31, 2004 and 2003:

		Weighted Average
	Number	Exercise Price
	of Warrants	Per Share

Outstanding at January 1, 2003
	89,275	$1.83
Granted (see Note 7)	5,000,000	0.10
Exercised	(24,019)	0.01
Expired/Forfeited	(49,256)	2.50
Balance at December 31, 2004	5,016,000	$0.10

Weighted average fair value of warrants granted
2004		$0.10

The following summarizes information about warrants outstanding at December 31, 2004:

Warrants Outstanding and Exercisable
------------------------------------------------------
Weighted
		Average	Weighted
	Number of	Remaining	Average
Exercise	Shares	Contractual	Exercise
Price	Outstanding	Life (Years)	Price
------------	------------	----------	----------
$0.10	5,000,000	4.1	$0.10
$0.18	16,000	9.7	0.18

	-------------		-----------
	5,016,000		$0.10
	========		======

9.          Income Taxes

As the Company incurred net operating losses through December 31, 2004, the provision for income taxes for the years presented consists of minimum state taxes only.  At December 31, 2004, the Company had approximately $12,300,000 and $9,700,000, respectively, of federal and state net operating loss carryforwards for tax reporting purposes available to offset future taxable income; federal and state net operating loss carryforwards expire through 2024 and 2011, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50 percent over a three-year period. At December 31, 2004, the effect of such limitation, if imposed, has not been determined.

Deferred tax assets consist primarily of the tax effect of net operating loss carryforwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realizability.  The valuation allowance increased approximately $90,000 and $839,000 during the years ended December 31, 2004 and 2003, respectively.

Deferred tax assets consist of the following at December 31, 2004:

Deferred tax assets:
Net operating loss carryforwards	$4,733,000
Less valuation allowance	(4,733,000)
----------------
$-
=========

A reconciliation of income taxes computed at the federal statutory rate of 34% to the provision for income taxes is as follows for the years ended December 31:

	2004	2003
	----------------	----------------
Computed benefit at federal statutory rate	$(133,000)	$(716,000)
State income tax benefit, net of federal effect	(23,000)	(123,000)
Increase in valuation allowance	90,000	839,000
Other	68,400	800
	----------------	----------------
	$2,400	$800
	=========	=========

10.        Earnings per Share

Basic and diluted loss per common share is computed as follows for the years ended December 31:

	2004	2003
	--------------	--------------
Numerator for basic and diluted loss per common share:
Net loss available to common stockholders	$(391,213)	$(2,106,345)
	=========	=========

Denominator for basic and diluted loss per common share:

Weighted average common shares outstanding	35,321,760	30,828,738
	========	=========
Net loss per common share available to common stockholders

Net loss per share	$(0.01)	$(0.07)
	========	=========

11.       Commitments and Contingencies

a.      Leases

The Company is a lessee of certain property and equipment under capital lease agreements that expire on various dates through 2005.  Terms of the leases require monthly payments ranging from $248 to $726, including interest ranging up to 15%.  The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets.

In addition, the Company leases certain property and equipment under operating lease agreements (including a related party lease - see Note 12) which expire on various dates through 2009 and provide for monthly lease payments ranging from $297 to $6,200.

During the year ended December 31, 2003, the Company purchased certain equipment under capital leases for $10,919 and recorded a loss of $39,943.

Future annual minimum payments under operating and capital leases is as follows:

		Operating
	Capital	Related Party	Other	Total

2005	$5,000	$74,000	$137,000	$216,000
2006	-	74,000	153,000	227,000
2007	-	74,000	114,000	188,000
2008	-	74,000	16,000	90,000
2009	-	9,000	-	9,000
Total minimum lease payments	5,000	$305,000	$420,00	$730,000
Less: amounts representing interest	(37)
Present value of lease obligations	$4,963

Rent expense for the fiscal years ended December 31, 2004 and 2003 was $237,235 (including $54,650 of related party rent) and $267,138, respectively.  Interest expense incurred pursuant to the capital lease obligations was $2,076 and $5,284 for the fiscal years ended December 31, 2004 and 2003, respectively.

The following is an analysis of the leased equipment under capital leases as of December 31, 2004, which is included in property and equipment.

Computer equipment	$32,590
Accumulated depreciation	(32,126)
---------------
$464
=========

b.     Litigation

The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position or results of operations of the Company.

c.      Consulting and Employee Agreements

The Company has entered into a variety of consulting and employee agreements for services to be provided to the Company in the ordinary course of business.  These agreements call for minimum salary levels and/or option grants and/or common share issuances and various payments upon performance of services and/or termination of the agreements (except for cause).

d.     Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California and the State of Georgia.  These indemnities include certain agreements with the Company's officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship.  In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities.  In connection with the Company's acquisition of TBS, the parties have agreed to indemnify each other from claims relating to the acquisition agreement to a maximum of $1,500,000 except in the event of fraud, willful misconduct, or breaches of certain representations and warranties contained in the agreement.  The duration of these indemnities and guarantees varies and, in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

12.        Related Party Transactions

TBS leases the building that houses substantially all of its operations from Perimeter Center Partners, which is controlled by James L. Campbell and Stephen A. Garner.  Messrs. Campbell and Garner are the former owners of TBS and are currently significant employees of the Company.  The lease was entered into in connection with the Company's acquisition of TBS and is a triple-net lease expiring in January 2009 at a cost of $6,200 per month.

During the year ended December 31, 2002, the Company entered into a Consulting Services Agreement with the Company's founder to provide marketing communications services for up to four months in consideration for up to 320,000 shares of the Company's common stock.  The compensation shall be earned on a pro-rata basis at the end of each of four thirty-day work periods and only upon receipt and acceptance by the Company of the related party's work product.  No shares were earned under this agreement during the year ended December 31, 2002.  On February 11, 2003, 320,000 of these shares were issued and were valued at $44,800, based on the estimated fair market value on the date of issuance.

13.        Segment Reporting

The Company's operations are classified into two principal reportable segments that provide different products or services.  Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.  Since February 17, 2004, the Company has operated in the following two reportable segments:

(a)  Electronic document delivery services; and

(b)  Government accounting products and services.

The following table summarizes segment asset and operating balances by reportable segment, has been prepared in accordance with the internal accounting policies, and may not be presented in accordance with generally accepted accounting principles:

	Year ended / As of
	December 31, 2004	(1)

Net revenue from external customers:

Electronic document delivery services	$2,685,882
Government accounting products and services	3,328,387
Corporate	-
Total net revenue from external customers:	$6,014,269

Operating income (loss):

Electronic document delivery services	$362,344
Government accounting products and services	475,538
Corporate	(560,072)
Total operating income:	$277,810

Year ended / As of
December 31, 2004
Depreciation and amortization

Electronic document delivery services	$156,710
Government accounting products and services	77,617
Corporate	-
Total depreciation and amortization:	$234,327

Interest expense:

Electronic document delivery services	$(424,886)
Government accounting products and services	(241,737)
Corporate	-
Total interest expense:	$(666,623)

Net income (loss):

Electronic document delivery services	$(115,842)
Government accounting products and services	284,701
Corporate	(560,072)
Total net loss:	$(391,213)

Identifiable assets:

Electronic document delivery services	$550,033
Government accounting products and services	3,605,821
Corporate	59,240
Total identifiable assets:	$4,215,094

Capital expenditures:

Electronic document delivery services	$56,615
Government accounting products and services	34,095
Corporate	-
Total capital expenditures:	$90,710

(1)  Results and balances for Electronic document delivery services and Corporate are reported as of and for for the year ended December 31, 2004.  Results and balances for Government accounting products and services are reported as of and for the the periods from February 17, 2004 (date of acquisition) through December 31, 2004

The Company evaluates performance and allocates resources based upon operating income.  The accounting policies of the reportable segments are the same as those described in the summary of accounting policies.  There are no inter-segment sales.

14.       Subsequent Events

Conversion of Debt

On February 10, 2005, the Company received notice from C. Alan Williams and Joan P. Williams of their intent to convert $3,682,609 in convertible secured promissory notes payable and accrued interest thereon to 40,332,669 shares of the Company's restricted common stock.  Per the terms of the convertible secured promissory notes, the conversion price with respect to $1,939,652 in principal and interest was $0.07 per share.  The conversion price with respect to $853,091 in principal and interest was $0.1275 per common share, which was eighty-five percent of the average of the Company's common stock closing bid price on the Over-The-Counter Bulletin Board for the ten consecutive trading days prior to February 10, 2005.  The conversion price with respect to $889,866 in principal and interest was $0.15 per share, which was the average of the Company's common stock closing bid price on the Over-The-Counter Bulletin Board for the ten consecutive trading days prior to February 10, 2005.

In connection with the above conversion, in 2005 the Company will record interest expense of $289,865 related to the unamortized debt discount.

In accordance with SFAS No. 6 "Classification of Short Term Obligations Expected to be Refinanced," the Company has classified the amounts converted (net of related debt discount) as a non-current liability in the accompanying consolidated balance sheet.

In consideration for the Williams' conversion, the Company granted the Williams a full-ratchet anti-dilution right to receive additional shares of its common stock in the event that any shares of common stock or stock purchase rights are issued by the Company toMr. Townsend in an amount greater than that which is set forth by the terms of the amended promissory notes to Mr. Townsend, as of the date of the conversion.  The amount of additional shares issued to the Williams, if any, shall be determined pro rata based on the ratio of the Williams' conversion amount to Mr. Townsend's conversion amount.

As a result of the conversion, the Williams acquired shared voting and shared dispositive power over seventy-seven percent (77%), or 59,495,094 shares, of the Company's common stock.  After the conversion, the amount owed by the Company to the Williams pursuant to convertible promissory notes payable was $1,000,000 in principal and approximately $44,000 in unpaid interest.

Repayment of Debt

In February 2005, the Company paid the regular installment on the principal balance of the TBS Notes, paying $100,000 to each of Messrs. Campbell and Garner.

VillageEDOCS and subsidiaries
Consolidated Balance Sheet
March 31,
2005

ASSETS
Current assets:
Cash	$ 143,767
Accounts receivable, net of allowance for doubtful
accounts of $69,000	681,817
Inventories	52,559
Other current assets	4,920
Total current assets	883,063

Property and equipment, net	325,904
Other assets	2,647
Other intangibles, net	482,500
Goodwill	2,464,946
$4,159,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$182,610
Accrued expenses	478,184
Deferred revenue	251,986
Capital lease obligations	2,600
Note payable	1,965
Current portion of convertible notes and accrued interest
payable to related parties	770,851
Total current liabilities	1,688,196

Long term convertible notes and accrued interest
payable to related parties, net of unamortized
debt discount of $289,272	1,172,306
Total liabilities	2,860,502

Commitments and contingencies

Stockholders' equity:
Common stock, no par value:
Authorized -- 175,000,000 shares
Issued and outstanding -- 78,745,213 shares	11,479,622
Additional paid-in capital	2,780,841
Accumulated deficit	(12,961,905)
Total stockholders' equity	1,298,558
$4,159,060

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Operations

	Three Months Ended March 31,
	2005	2004
Net sales	$1,411,982	$915,445
Cost of sales	551,486	344,293
Gross profit	860,496	571,152
Operating expenses:
Product and technology
development	189,958	91,073
Sales and marketing	298,714	167,754
General and administrative	616,161	418,807
Depreciation and amortization	51,560	41,001
Total operating expenses	1,156,393	718,635
Loss from operations	(295,897)	(147,483)

Interest expense	(300,040)	(105,276)
Loss before provision for
income taxes	(595,937)	(252,759)

Provision for income taxes	4,200	9,158
Net loss	$(600,137)	$(261,917)

Basic and diluted loss available to
common stockholders per common
share	$(0.01)	$(0.01)

Weighted average shares outstanding -
basic and diluted	59,363,429	33,543,178

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2005 and 2004

	2005	2004
Cash Flows from Operating Activities:
Net loss	$(600,137)	$(261,917)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	51,560	41,001
Provision for doubtful accounts receivable	69,000	-
Estimated fair value of stock options issued
to employees and non-employees for services rendered	-	5,310
Amortization of beneficial conversion feature and
warrant issued with convertible notes	215,465	13,861
Changes in operating assets and liabilities, net of
acquisition:
Accounts receivable	(43,328)	130,587
Inventories	1,595	9,657
Other current assets	617	(57,052)
Other assets	4,666	-
Accounts payable	(18,371)	(1,223)
Accrued expenses and accrued interest	121,160	108,482
Deferred revenue	97,062	-
Net cash used in operating activities	(100,711)	(11,294)
Cash Flows from Investing Activities:
Purchases of property and equipment	(4,678)	(4,608)
Cash paid for acquisition of TBS, net of cash acquired	-	(1,429,369)
Costs incurred for purchase of TBS	(5,000)	(136,029)
Net cash used in investing activities	(9,678)	(1,570,006)
Cash Flows from Financing Activities:
Proceeds from convertible notes payable to related parties	-	1,895,000
Principal payments under capital leases	(2,363)	(2,551)
Payments on notes payable	(1,490)	(789)
Payments on notes payable to related parties	(200,000)	-
Proceeds from exercise of warrants	-	240
Net cash (used in) provided by financing activities	(203,853)	1,891,900
Net change in cash	(314,242)	310,600

Cash, beginning of period	458,009	64,702
Cash, end of period	$143,767	$375,302
Supplemental disclosure of cash flow information -
Cash paid during the period for:
Interest	$9,345	$1,546
Income taxes	$2,400	$800
continued.

	2005	2004
Supplemental Schedule of Noncash Investing
and Financing Activities:

Issuance of common stock as acquisition cost	$332,640	$35,200
Issuance of notes payable in acquisition	$-	$2,100,000
Goodwill and other intangibles acquired in acquisition	$-	$2,547,077
Issuance of common stock in acquisition	$-	$440,000
Debt assumed in acquisition	$-	$151,302
Debt discount in issuance of convertible notes payable
to related party	$-	$427,524
Issuance of common stock for no consideration	$240	$-
Issuance of common stock on conversion of debt
and accrued interest	$3,682,609	$-

See accompanying notes to consolidated financial statements.

VillageEDOCS

Notes to Unaudited Consolidated Financial Statements - March 31, 2005 and 2004

1.          Management's Representation

The management of VillageEDOCS (the "Company") without audit has prepared the consolidated financial statements included herein.  The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted.  In the opinion of the management of the Company, all adjustments considered necessary for fair presentation of the consolidated financial statements have been included and were of a normal recurring nature, and the accompanying consolidated financial statements present fairly the consolidated financial position as of March 31, 2005, and the results of operations for the three months ended March 31, 2005 and 2004.

It is suggested that these unaudited consolidated financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2004, included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005.  The interim results are not necessarily indicative of the results for a full year.

2.          Background, Organization and Basis of Presentation

VillageEDOCS was incorporated in 1995 in Delaware and reincorporated in California in 1997. The Company has historically operated an electronic document delivery service marketed to organizations throughout the United States and internationally.  On February 17, 2004, the Company acquired Tailored Business Systems, Inc. ("TBS").  TBS provides various programming, processing and printing services to governmental entities, including installing software, hardware, printing and mailing of property tax forms.  On June 16, 2004, the holders of a majority of the voting capital stock of the Company voted to approve a Plan of Restructuring that included the reorganization of the Company's electronic document delivery business into a wholly owned subsidiary of the Company.  In connection with the reorganization, the Company formed MessageVision, Inc. ("MVI") on October 25, 2004.  Effective April 1, 2005, the Company acquired Phoenix Forms, Inc. dba Resolutions ("PFI", "Resolutions").  Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.  The unaudited consolidated financial statements include the accounts of the Company and those of MVI and TBS, its wholly owned subsidiaries, since October 25, 2004 and February 17, 2004, respectively.   All significant inter-company transactions and balances have been eliminated in consolidation.

3.          Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses since inception.  The Company's losses are continuing and are expected to continue until such time as the Company is able to sufficiently expand its existing businesses or is able to consummate business combination transactions with other businesses whose profits are sufficient to offset any ongoing losses from operating the holding company that owns Resolutions, TBS and MVI.

The Company's success is dependent upon numerous items, certain of which are the successful growth of revenues from its products and services, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company's current and future cost structure, and its success in obtaining financing for equipment and operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations.  These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing.  The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.

The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability.  However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its working capital deficit, the Company may require additional financing. Sources of financing could include capital infusions, additional equity financing or debt offerings.  Although cash flows from operations have recently improved to a level sufficient to support operating expenses, should such cash flows decrease for any reason, management plans to obtain convertible debt and equity financing from existing shareholders and equity financing from new shareholders.    There can be no assurance that funding will be available on acceptable terms, if at all, or that such funds, if raised, would enable the Company to achieve or sustain profitable operations.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the classification of liabilities that might result from the outcome of these uncertainties.

4.           Summary of Significant Accounting Policies

 Segments of an Enterprise and Related Information

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires the Company to report information about segments of its business in annual financial statements and requires it to report selected segment information in its quarterly reports issued to shareholders. SFAS No. 131 also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company's two reportable segments are managed separately based on fundamental differences in their operations. Since February 17, 2004, the Company has operated in the following two reportable segments (see Note 10):

(a)  Electronic document delivery services.
(b)  Government accounting products and services.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in this summary of significant accounting policies.

Concentration of Credit Risk

The Company extends credit to its customers and performs ongoing credit evaluations of such customers.  The Company does not obtain collateral to secure its accounts receivable.  The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.  At March 31, 2005, the Company has recorded an allowance for doubtful accounts of $69,000.  One customer accounted for 14% of accounts receivable at March 31, 2005.  No single customer accounted for more than 10% of total sales for the three months ended March 31, 2005 and 2004.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, the realizability of accounts receivable, inventories, long-lived assets, goodwill, and valuation of stock options, warrants, common stock, and deferred tax assets.   Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104.  As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or services have been performed, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

The Company has adopted Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as well as SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions."  The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence ("VSOE") of fair value. Software license revenue allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established.  Maintenance and support revenue is recognized ratably over the maintenance term.  First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Services revenue is recognized as the service is performed assuming that sufficient evidence exists to estimate the fair value of the services.  Consulting and training services are billed based on contractual hourly rates and revenues are recognized as the services are performed. Consulting services primarily consist of implementation services related to the installation of the Company's products which do not require significant customization to or modification of the underlying software code.

Significant management judgments and estimates must be made in connection with determination of the revenue to be recognized in any accounting period. If the Company made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Risks and Uncertainties

The Company operates in competitive industries that are subject to intense competition, government regulation and rapid technological change.  The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an expanding business, including the potential risk of business failure.

 Loss per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional common shares were dilutive.  All potentially dilutive shares, 21,500,000 and 20,500,000 as of March 31, 2005 and 2004, respectively, have been excluded from diluted loss per share, as their effect would be anti-dilutive for the periods then ended.

Inventories

Inventories consist primarily of supplies, forms and envelopes and are stated at the lower of cost (using first-in, first-out method) or market.

Goodwill and Other Intangible Assets

The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets."  Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually for impairment, or more frequently if impairment indicators arise.  At March 31, 2005, the Company's management believes there is no impairment of its goodwill.  There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue, which could result in impairment of goodwill in the future.  During the period ended March 31, 2005, goodwill increased $415,750 related to various equity issuances (see Note 5).

Identifiable assets and liabilities acquired in connection with business acquisitions accounted for under the purchase method are recorded at their respective fair values.  The Company is amortizing the trade name and customer list over estimated useful lives of 5 and 10 years, respectively.  Deferred income taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed.

Long-Lived Assets

In the event that facts and circumstances indicate that equipment or other long-lived assets may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future discounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment charge is necessary.  The amount of long-lived asset impairment, if any, is charged to operations in the period in which long-lived asset impairment is determined.  At March 31, 2005, management believes there is no impairment of the long-lived assets.  There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue, which could result in impairment of long-lived assets in the future.

Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under SFAS No. 123  "Accounting For Stock-Based Compensation."  SFAS No. 123 defines a fair value based method of accounting for stock-based compensation.  However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

At March 31, 2005, the Company has two stock-based employee compensation plans.  The Company accounts for those plans under the recognition and measurement principles of APB 25, and related interpretations (see Note 7).  During the three months ended March 31, 2005 and 2004, no stock-based employee compensation cost is reflected in the accompanying unaudited consolidated statements of operations, as all options granted under those plans had exercise prices equal to or greater than the market value of the underlying common stock on the date of grant.  The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

	Three Months Ended March 31,
	2005	2004
	============	============
Net loss as reported	$(600,137)	$(261,917)

Add: Total stock-based employee compensation expense under APB 25
	--	--

Deduct: Total stock-based employee compensation expense under fair value based method for all awards, net of related tax effects

	(135,000)	(315,537)
	------------------	------------------

Pro forma net loss	$(735,137)	$(577,454)
	============	============
Basic and diluted loss per share - as reported
	$(0.01)	$(0.01)
	============	============
Basic and diluted loss per share - pro forma
	$(0.01)	$(0.02)
	============	============

Beneficial Conversion Feature

The convertible feature of convertible notes provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and Emerging Issues Task Force Issue No. 00-27,"Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. On February 10, 2005, in connection with the conversion of convertible promissory notes payable, the Company recorded the corresponding unamortized debt discount related to the BCF as interest expense when the related instruments were converted into the Company's common stock.

Web Site Development Costs

During the three months ended March 31, 2005, the Company did not capitalize any costs related to the web site in accordance with the Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." During the three months ended March 31, 2005 and 2004, the Company recorded amortization of web site development costs of $7,319 and $8,972, respectively.

Advertising

The Company expenses all advertising costs as incurred.  Advertising costs were $16,450 and $14,641 for the three months ended March 31, 2005 and 2004, respectively.

Product and Technology Development

Product and technology development expense includes personnel costs relating to developing the features, content and functionality of MVI's internet-enabled fax services and web site, as well as TBS's government accounting software.  Product and technology development costs are expensed as incurred.

Warranty Costs

The Company offers a one year and a 90-day warranty period for customers after installation for certain services offered by TBS.  Management has determined that warranty claims are not material to the financial statements as of March 31, 2005.

5.            Acquisitions

TBS

On February 17, 2004, the Company purchased 100% of the issued and outstanding capital stock of TBS from Stephen A. Garner and James L. Campbell.

The unaudited pro forma combined historical results, as if TBS had been acquired January 1, 2004 are estimated as follows:

Three Months Ended
March 31, 2004
Net sales	$1,476,731
Net loss	$(200,162)
Weighted average common
shares outstanding:
Basic and diluted	35,892,863
Loss per share:
Basic and diluted	$(0.01)

The unaudited pro forma information has been prepared for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition actually been made at such a date, nor is it necessarily indicative of future operating results.

Phoenix Forms, Inc. dba Resolutions

On April 15, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Resolutions from its two shareholders, Alexander Riess and William Falcon (see Note 12).

6.           Notes Payable and Convertible Notes Payable to Related Parties

On February 10, 2005, the Company received notice from C. Alan Williams and Joan P. Williams, a related party, of their intent to convert $3,682,609 in convertible secured promissory notes payable and accrued interest thereon to 40,332,669 shares of the Company's restricted common stock.  Per the terms of the convertible secured promissory notes, the conversion price with respect to $1,939,652 in principal and interest was $0.07 per share.  The conversion price with respect to $853,091 in principal and interest was $0.1275 per common share, which was eighty-five percent of the average of the Company's common stock closing bid price on the Over-The-Counter Bulletin Board for the ten consecutive trading days prior to February 10, 2005.  The conversion price with respect to $889,866 in principal and interest was $0.15 per share, which was the average of the Company's common stock closing bid price on the Over-The-Counter Bulletin Board for the ten consecutive trading days prior to February 10, 2005.

In consideration for the Williams' conversion, the Company granted the Williams a full-ratchet anti-dilution right to receive additional shares of its common stock in the event that any shares of common stock or stock purchase rights are issued by the Company to Mr. Townsend, a shareholder who beneficially owns approximately 10% of the Company's common stock, in an amount greater than that which is set forth by the terms of the amended promissory notes to Mr. Townsend, as of the date of the conversion.  The amount of additional shares issued to the Williams, if any, shall be determined pro rata based on the ratio of the Williams' conversion amount to Mr. Townsend's conversion amount.

As a result of the conversion, the Williams acquired shared voting and shared dispositive power over seventy-seven percent (77%), or 59,495,094 shares, of the Company's common stock.

On February 17, 2004, the Company borrowed $1,700,000 from C. Alan and Joan P. Williams and issued a convertible promissory note, bearing interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note are convertible into shares of the Company's common stock at a conversion price equal to eighty five percent (85%) of average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an incentive for Mr. and Mrs. Williams to provide the loan, the Company agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.  In connection with the issuance of the note, the Company recorded a debt discount of $477,619, consisting of a BCF of $153,810 and the relative fair value of the warrant of $323,810.  The Company is amortizing the discount using the effective interest method through October 31, 2007.  On February 10, 2005, $700,000 in principal and $153,091 in accrued interest related to the note were converted into 6,690,913 shares of the Company's common stock.  In connection with the conversion, the Company recorded interest expense of $48,433 related to the unamortized BCF at the time of conversion.  During 2005, $76,010 of interest expense was recognized in the accompanying consolidated statement of operations in connection with amortization of the debt discount.  Effective April 14, 2005, pursuant to an amendment to the note, the conversion price was fixed at $0.14 per share.

At March 31, 2005, the amount owed by the Company to the Williams pursuant to the remaining convertible promissory note payable was $1,000,000 in principal and approximately $62,000 in unpaid interest.

In connection with the acquisition of TBS, the Company issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of $100,000, with the first installment paid in full during February 2005 and subsequent installments due on February 17, 2006 and February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of Common Stock for each $1.00 of principal and interest to be converted

Total interest expense recognized on all the convertible notes payable to related parties was $299,300 and $202,951 during the three months ended March 31, 2005 and 2004, respectively.  Total interest accrued and not paid on the convertible notes payable to related parties as of March 31, 2005 totaled $324,682 and is included in the accompanying consolidated balance sheet.

7.           Stockholders' Equity

a.        Common Stock

During February 2005 and in connection with the conversion of $3,682,609 in principal and accrued interest on secured promissory notes, the Company agreed to issue an aggregate of 40,332,669 shares of its restricted common stock to C. Alan Williams and Joan P. Williams, a related party (see Note 6).

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner, pursuant to the acquisition agreement.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned).

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, as a finder's fee.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned).

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 110,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned).

b.       Stock Options

Effective January 30, 2002, the Board of Directors of the Company adopted an equity incentive plan (the "2002 Plan") that authorized the issuance of options to acquire up to 28,000,000 shares of common stock, as amended, to employees and certain outside consultants.   On November 27, 2002, the stockholders of the Company approved the 2002 Plan and the number of shares reserved for issuance pursuant to the 2002 Plan.  The 2002 Plan allows for the issuance of either non-qualified or, subject to stockholder approval, incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 2002 Plan, the exercise price of each option shall not be less than fair market value on the date the option is granted.

During the three months ended March 31, 2005, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  330,000 shares at $0.18 per share and 100,000 shares at $0.1875 per share.   All options were issued above or at the fair market value of the Company's common stock on the dates of grant and vest on various dates from the date of grant through February 2010.

During the three months ended March 31, 2005, 770,000 options under the 2002 Plan were cancelled due to their expiration following the termination of employment.

8.           Loss per Share

              Basic and diluted loss per common share is computed as follows:

	Three Months Ended March 31,
	2005	2004
	============	============
Numerator for basic and diluted loss per common share:
Net loss available to common stockholders	$(600,137)	$(261,917)
	============	============

Denominator for basic and diluted loss per common share:

Weighted average common shares outstanding	59,363,429	33,543,178
	============	============
Net loss per common share available to common stockholders	$(0.01)	$(0.01)
	============	============

9.           Commitments and Contingencies

Leases

The Company is a lessee of certain property and equipment under capital lease agreements that expire on various dates through 2005.  Terms of the leases require monthly payments ranging from $248 to $726, including interest ranging up to 15%.  The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets.

In addition, the Company leases certain property and equipment under operating lease agreements (including a related party lease - see Note 11) which expire on various dates through 2009 and provide for monthly lease payments ranging from $297 to $6,200.

Litigation

The Company is, from time to time, involved in various legal and other proceedings that arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position or results of operations of the Company.

Consulting and Employee Agreements

The Company has entered into a variety of consulting and employee agreements for services to be provided to the Company in the ordinary course of business.  These agreements call for minimum salary levels and/or option grants and/or common share issuances and various payments upon performance of services and/or termination of the agreements (except for cause).

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California and the State of Georgia.  These indemnities include certain agreements with the Company's officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship.  In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities.  In connection with the Company's acquisition of TBS, the parties have agreed to indemnify each other from claims relating to the acquisition agreement to a maximum of $1,500,000 except in the event of fraud, willful misconduct, or breaches of certain representations and warranties contained in the agreement.  The duration of these indemnities and guarantees varies and, in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

10.           Segment Reporting

The Company's operations are classified into two principal reportable segments that provide different products or services.  Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.  Since February 17, 2004, the Company has operated in the following two reportable segments:

(a)  Electronic document delivery services; and
(b)  Government accounting products and services.

The Company evaluates performance and allocates resources based upon operating income.  The accounting policies of the reportable segments are the same as those described in the summary of accounting policies.  There are no inter-segment sales.

The following table summarizes segment asset and operating balances by reportable segment, has been prepared in accordance with the internal accounting policies, and may not be presented in accordance with generally accepted accounting principles:

	Quarter ended / As of	Period ended / As of
	March 31, 2005	March 31, 2004 (1)

Net revenue from external customers:

Electronic document delivery services	$ 773,620	$ 602,169
Government accounting products and services	638,362	313,276
Corporate	-	-
Total net revenue from external customers:	$ 1,411,982	$ 915,445

Operating income (loss):

Electronic document delivery services	90,691	21,560
Government accounting products and services	(207,545)	43,793
Corporate	(179,043)	(212,836)
Total operating loss:	$ (295,897)	$ (147,483)

Depreciation and amortization

Electronic document delivery services	$ 29,374	$ 29,908
Government accounting products and services	22,186	11,093
Corporate	-	-
Total depreciation and amortization:	$ 51,560	$ 41,001

Interest expense:

Electronic document delivery services	$ 45,667	$ 76,703
Government accounting products and services	933	481
Corporate	253,440	28,092
Total interest expense:	$ 300,040	$ 105,276

Net income (loss):

Electronic document delivery services	$ 82,999	$ (55,053)
Government accounting products and services	(208,478)	34,064
Corporate	(474,658)	(240,928)
Total net loss:	$ (600,137)	$ (261,917)

Identifiable assets:

Electronic document delivery services	$ 507,981	$ 518,301
Government accounting products and services	3,599,057	3,176,634
Corporate	52,022	82,661
Total identifiable assets:	$ 4,159,060	$ 3,777,596

Continued.

	Quarter ended / As of	Period ended / As of
	March 31, 2005	March 31, 2004 (1)
Capital expenditures:

Electronic document delivery services	$ 3,438	$ 4,608
Government accounting products and services	1,240	-
Corporate	-	-
Total capital expenditures:	$ 4,678	$ 4,608

(1) 2004 period results and balances for the Government accounting products and services segment are reported as of and for the period from February 17, 2004 (date of acquisition) through March 31, 2004.

11.           Related Party Transactions

The Company has borrowed significantly from related parties and issued a significant number of shares of its common stock upon conversion of convertible promissory notes payable as described more fully in Notes 6 and 7.

TBS has a related party operating lease with Perimeter Center Partners for the rental of the land and building occupied by TBS.  The lease commenced on February 1, 2004 and has a term of five years, with monthly payments of $6,200.  The Company has executed a Guaranty with respect to the lease.  Perimeter Center Partners is owned by Stephen A. Garner and James L. Campbell, who are significant employees of the Company and the former owners of TBS.

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner pursuant to the acquisition agreement (see Note 7).

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, pursuant to Mr. Hill's employment agreement (see Note 7).

12.           Subsequent Events

Financing

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP ("Barron") in the principal amount of $800,000 (the "Convertible Note") which is convertible into 16,000,000 shares of common stock, no par value, of the Company until such time as the Company amends its articles of incorporation so as to authorize and designate a class of preferred stock and thereafter will be convertible solely into preferred stock.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  Pursuant to the warrant agreement, the holder has the right to purchase preferred shares of the Company for a limited time, as defined.  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined).  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

In connection with the issuance of the Convertible Note, the Company recorded a debt discount of $800,000, consisting of a BCF of $88,890 and the relative fair value of the warrants of $711,111.  The Company is amortizing the discount using the effective interest method through September 2005.

Finally, the Company and Barron have entered into a Registration Rights Agreement pursuant to which the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities underlying the convertible promissory note and the warrants within 60 days of April 13, 2005.

Acquisition of 100% of the Outstanding Stock of Phoenix Forms, Inc. dba Resolutions

Effective April 1, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Resolutions from its two shareholders, Alexander Riess and William Falcon.  The acquisition closed on April 15, 2005.

VillageEDOCS purchased Resolutions with two promissory notes in the aggregate amount of $200,000, payment in full at closing of an existing third-party promissory note in the amount of $432,000, and warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model).

The warrants will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

The acquisition will be accounted for using the purchase method of accounting.

VillageEDOCS funded the requirement to pay the third-party promissory note from the proceeds of the $800,000 Convertible Note described above.

PFI is a Georgia corporation formed in 2004 to acquire Resolutions, then a division of Inter-American Data, Inc., that has been operating continuously since 1998.  PFI presently does business as Resolutions and is headquartered in Suwanee, GA, a suburb of Atlanta.

The terms of the purchase were the result of arms-length negotiations.  Neither of the Resolutions shareholders was previously affiliated with VillageEDOCS, although Resolutions has been a customer for several years of the electronic document delivery service now operated by VillageEDOCS' subsidiary, MessageVision, Inc.

Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.   Resolutions solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or just retrieved and viewed on screen.

Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution;  R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing;  R-Checks, a turnkey check printing solution;  R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

In connection with the acquisition of PFI, the Company incurred the following costs:

  76,606 shares of common stock to an employee as a finder fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).
  $22,120 in finder's fees, paid in April 2005.
  Warrants to purchase an aggregate of 550,000 warrants to the employees noted above.  The warrants are exercisable at $0.15, vest through April 2008 and expire in 2015.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).
  $47,500 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The purchase price has been determined as follows:

Cash	$ 432,000
Promissory notes	200,000
Warrants to purchase 10,000,000 shares at $0.15
per share	2,100,000
Acquisition costs	186,877
--------------------
$ 2,918,877
============

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of Resolutions as of April 1, 2005, the effective date of the acquisition:

Cash	$ 53,811
Accounts receivable	250,055
Inventories	244,516
Property and equipment	152,551
Intangibles, net	716,430
Accounts payable and accrued expenses	(794,354)
Notes payable	(30,000)
-----------------
Net assets	593,009

Goodwill and other intangible assets	2,325,868
-----------------
$ 2,918,877
==========

This allocation is preliminary and may be subject to change upon evaluation of the fair value of Resolutions' acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  The Company is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2005.

Following the acquisition, the Company will report Resolutions' results of operations as a new segment, electronic forms.  The goodwill from the acquisition of Resolutions will be allocated one hundred percent to the electronic forms segment.

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Phoenix Forms, Inc. d/b/a Resolutions
Suwanee, GA

We have audited the accompanying balance sheet of Phoenix Forms, Inc. d/b/a Resolutions as of December 31, 2004 and the related statements of income and deficit and cash flows for the period February 29, 2004 (Inception) through December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Forms, Inc. d/b/a Resolutions as of December 31, 2004 and the results of its operations and its cash flows for the period February 29, 2004 (Inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Babush, Neiman, Kornman & Johnson, LLP

January 27, 2005

BALANCE SHEET
DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash	$229,806
Accounts receivable (net of allowance $7,000)	188,270
Inventories	148,083
Prepaid expenses	21,387
Total Current Assets	587,546

NET PROPERTY AND EQUIPMENT	158,786

OTHER ASSETS
Intangibles, net	410,659
Software development costs, net	357,632
Other	9,039
Total Other Assets	777,330

TOTAL ASSETS	$1,523,662

See notes to financial statements.

BALANCE SHEET
DECEMBER 31, 2004

(Continued)

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$201,182
Accrued expenses	19,459
Current portion of note payable	231,964
Notes payable-stockholders	30,000
Other liabilities	5,622
Deerred revenues	720,955
Total Current Liabilities	1,209,182

LONG-TERM LIABILITIES
Long term portion of note payable	314,784

TOTAL LIABLILITES	1,523,966

STOCKHOLDERS' DEFICIT
Common stock, no par value
2,000,000 shares authorized,
1,700,000shares issued and outstanding	170,000
Deficit	(170,304)
Total Stockholders' Deficit	(304)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$1,523,662

See notes to financial statements.

STATEMENT OF INCOME AND
DEFICIT
FOR THE PERIOD FEBRUARY 29, 2004 (INCEPTION)
THROUGH DECEMBER 31, 2004

REVENUES
Software support	$1,147,720
Software products	304,499
Installation services	369,700
Total Revenues	1,821,919

COST OF SALES	311,852

GROSS PROFIT	1,510,067

OPERATING EXPENSES
(including interest expense of $31,010)	1,686,724

OPERATING LOSS	(176,657)

OTHER INCOME	6,353

NET LOSS	(170,304)

DEFICIT- Beginning	-

DEFICIT- Ending	$(170,304)

See notes to financial statements.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FEBRUARY 29, 2004 (INCEPTION) THROUGH
DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(170,304)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation	36,061
Amortization	197,965
Changes in operating assets and liabilites:
Accounts receivable	(188,270)
Inventory	(148,083)
Prepaid expenses	(21,387)
Other assets	(9,039)
Accounts payable and accrued expenses	220,641
Other liabilities	5,622
Deferred revenues	720,955
Net Cash Provided by Operating Activities	644,161

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(194,847)
Purchase of intangibles	(492,791)
Purchase of internally developed software	(473,465)
Net Cash Used by Investing Activities	(1,161,103)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term note payable	600,000
Repayment of long-term note payable	(53,252)
Proceeds from notes payable stockholders	30,000
Proceeds from issuance of common stock	170,000
Net Cash Provided by Financing Activities	746,748

NET INCREASE IN CASH	229,806

CASH, beginning	-

CASH, ending	$229,806

SUPPLEMENTAL DISCLOSURES
Interest paid	$25,690

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

A.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History and Organization

Phoenix Forms, Inc. d/b/a Resolutions (the Company) develops and sells software.  The Company also sells and services software support contracts and purchases software for resale.  The Company was formed on February 29, 2004.  At that time, the Company purchased the business segment that specializes in business forms software from Inter-American Data, Inc.  The purchase included the right to do business as Resolutions, fixed assets, internally developed software, assumption of accounts receivable and accounts payable and customer contracts in exchange for cash and a note payable to the stockholders of Inter-American Data, Inc.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable represent customer obligations due under trade terms.  Management reviews accounts receivable on a regular basis to determine if any such amounts will be uncollectible.  The Company has a general reserve for doubtful accounts that represents approximately 5% of the accounts receivable balance at the end of a period.  When an account is considered to be uncollectible, the receivable is written off against the allowance.  Actual write-offs might exceed the recorded allowance.

Inventory

Inventory consists primarily of software and software licenses purchased for resale.  Inventories are stated at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization.  Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.  When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Intangibles

In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assests," intangible assets, consisting of internally developed software and purchased customer support contracts, are recorded at the fair market value at the time of purchase.  The software and contracts are being amortized over three and five years respectively.  The Company evaluates the contracts annually for impairment.

Software Development Costs

In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the company capitalizes the direct costs and allocated overhead associated with the development of software products.  Initial costs are charged to operations as research prior to the development of software products.  Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations.

Capitalized costs are amortized over the estimated product life on the straight-line basis and are carried at the lower of book value or net realizable value.

Revenue Recognition

Revenue is recognized on an accrual basis for software purchased through the Company.  Revenues from maintenance and support contracts are recognized on a straight line method over the length of the contract, generally 12 or 24 months.  Revenues from prepaid development service plans are recognized based on actual development service hours incurred.

Advertising

The Company expenses advertising costs as incurred.  Advertising expense for the period ending December 31, 2004 was $59,435.

          Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation.  In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income or receive the benefit of operating losses, as limited by their basis.  Therefore, no provision for income taxes has been included in the financial statements.

Cash and cash equivalents

For the purpose of the statement of cash flows, the Company considers demand deposits at banks and money market funds, to be cash equivalents.

B.     PROPERTY AND EQUIPMENT

     Property and equipment are summarized by major classification as follows at December 31, 2004:

	Depreciable
	Lives

Computer equipment	2 - 5 years	$74,441
Furniture and fixtures	4 - 7 years	37,099
Software and licenses	3 years	83,307
Total Property and Equipment		194,847
Less accumulated depreciation		(36,061)
Net property and equipment		$158,786

C.      INTANGIBLES

Intangibles consist of customer contracts purchased on February 29, 2004.  These contracts are amortized over 5 years.  Intangible were as follows at December 31, 2004:

Customer Contracts	$492,791
Less accumulated amortization	(82,132)
Intangibles, net	$410,659

D.     SOFTWARE DEVELOPMENT COSTS

Upon completion of the product, software development costs are amortized over a three year period using the straight line method.  Software development costs were as follows at December 31, 2004:

Amortizable costs	$417,000
Unfinished software costs	56,465
Less accumulated amortization	(115,833)
Net capitalization software
development costs	$357,632

At December 31, 2004, there was $56,465 in costs associated with unfinished products.  This amount has not been amortized.

E.     NOTES PAYABLE - STOCKHOLDERS

At December 31, 2004, the Company had $30,000 outstanding in notes payable to stockholders.  The notes accrue interest at 7.5%.  The interest is required to be paid by quarterly payments beginning October 1, 2004 and continuing every quarter thereafter through October 1, 2005 at which date the principal balance will be due and payable.  The notes are unsecured.  At December 31, 2004, interest paid on these notes was $0 and interest accrued was $1,093.

F.     NOTE PAYABLE

The Company has a promissory note for assets purchased February 29, 2004. The note is in the amount of $600,000 and requires interest at the rate of 7.5%.  The note term is for three years and requires monthly installments of principal and interest of $22,092.  The note is secured by all the assets of the Company.

Aggregate maturities of long-term debt are as follows:

Year ending December 31,
2005	$231,964
2006	249,972
2007	64,812
$546,748

G.     OPERATING LEASE COMMITMENTS

 The Company leases security system equipment under a non-cancelable operating lease that expires in November 2005.

At December 31, 2004, the approximate future minimum rental commitments under this agreement are as follows:

Year ending December 31, 2005	$2,701

            See Note H for related party commitments.

Total rent expense for the period net of sublease, was $27,868.

H.      RELATED PARTY TRANSACTIONS

On February 29, 2004 a related party purchased the entire premises lease obligation on behalf of the Company from the lessor for a single lump sum payment of $69,000.  The Company reimburses the related party $3,450 a month plus interest at an annual rate of 7.5% through the end of the lease.  The lease ends October 31, 2005.  The lease is the obligation of the related party.  The Company has an obligation to the related party.  Payments to the related party are classified as rent.

At December 31, 2004 the future commitment to the related party under this agreement is as follows:

Year ending December 31, 2005	$36,806

As of December 31, 2004, the Company owes the stockholder $30,953 for unreimbursed business expenses.  This amount is reflected in accounts payable as of December 31, 2004.

I.        PROFIT SHARING PLAN

The Company offers a 401 (k) retirement plan to its employees.  The plan covers all full-time employees with at least 6 months of service.  The plan is funded by employee contributions and discretionary employer matching contributions.  The matching contribution for the period February 29, 2004 through December 31, 2004 was $5,119.

J.       INTENDED SALE OF THE COMPANY

On October 29, 2004, Village EDOCS submitted a letter of intent to purchase the Company.  On December 21, 2004, this letter of intent was superseded by a modified letter of intent.  The modified letter of intent was accepted by the stockholders of the Company.  In exchange for 100% of the assets of the Company, Village EDOCS has offered $500,000 cash, assumption of the remaining balance of the note with Bonnie Golden and John Moran and warrants for 8,000,000 shares of restricted common stock of Village EDOCS priced at market close

The sale is in the process of being finalized.

Exhibit 99.2

Acquisition of Phoenix Forms, Inc. ("PFI", "Resolutions")

Effective April 1, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Resolutions from its two shareholders, Alexander Riess and William Falcon.  The acquisition closed on April 15, 2005.

VillageEDOCS purchased Resolutions with two promissory notes in the aggregate amount of $200,000, payment in full at closing of an existing third-party promissory note in the amount of $432,000, and warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model).

The warrants will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

The acquisition will be accounted for using the purchase method of accounting.

VillageEDOCS funded the requirement to pay the third-party promissory note from the proceeds of an $800,000 convertible promissory note.

PFI is a Georgia corporation formed in 2004 to acquire Resolutions, then a division of Inter-American Data, Inc., that has been operating continuously since 1998.  PFI presently does business as Resolutions and is headquartered in Suwanee, GA, a suburb of Atlanta.

The terms of the purchase were the result of arms-length negotiations.  Neither of the Resolutions shareholders was previously affiliated with VillageEDOCS, although Resolutions has been a customer for several years of the electronic document delivery service now operated by VillageEDOCS' subsidiary, MessageVision, Inc.

Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.   Resolutions solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or just retrieved and viewed on screen.

Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution;  R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing;  R-Checks, a turnkey check printing solution;  R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

In connection with the acquisition of PFI, the Company incurred the following costs:

  76,606 shares of common stock to an employee as a finder fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).
  $22,120 in finder's fees, paid in April 2005.
  Warrants to purchase an aggregate of 550,000 warrants to the employees noted above.  The warrants are exercisable at $0.15, vest through April 2008 and expire in 2015.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).
  $47,500 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The purchase price has been determined as follows:

Cash	$ 432,000
Promissory notes	200,000
Warrants to purchase 10,000,000 shares at $0.15
per share	2,100,000
Acquisition costs	186,877
--------------------
$ 2,918,877
============

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of Resolutions as of April 1, 2005, the effective date of the acquisition:

Cash	$ 53,811
Accounts receivable	250,055
Inventories	244,516
Property and equipment	152,551
Intangibles, net	716,430
Accounts payable and accrued expenses	(794,354)
Notes payable	(30,000)
-----------------
Net assets	593,009

Goodwill and other intangible assets	2,325,868
-----------------
$ 2,918,877
==========

This allocation is preliminary and may be subject to change upon evaluation of the fair value of Resolutions' acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  The Company is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2005.

Following the acquisition, the Company will report Resolutions' results of operations as a new segment, electronic forms.  The goodwill from the acquisition of Resolutions will be allocated one hundred percent to the electronic forms segment.

VillageEDOCS and Subsidiaries
Pro Forma Combined Balance Sheets
December 31, 2004

	VillageEDOCS	PFI
	December 31,	December 31,	Pro Forma		Pro Forma
	2004	2004	Adjustments		Combined
	-----------------------	-----------------------	-----------------------		-----------------------

ASSETS
Current assets:
Cash	$458,009	$229,806	$800,000	(a)	$1,055,815
			(432,000)	(b)

Accounts receivable, net	707,489	188,270			895,759
Inventory	54,154	148,083			202,237
Other receivables	5,537	21,387			26,924
	----------------------	----------------------	----------------------		----------------------
Total current assets	1,225,189	587,546	368,000		2,180,735

Property and equipment, net	350,467	158,786			509,253
Other assets	14,632	9,039			23,671

Other intangibles, net	497,500	768,291			1,265,791
Goodwill	2,127,306		2,487,181	(f)	4,614,487
	----------------------	----------------------	----------------------		----------------------
	$4,215,094	$1,523,662	$2,855,181		$8,593,937
	===============	===============	===============		===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$200,981	$201,182	$69,620	(d)	$471,783
Deferred revenue	154,924	720,955			875,879
Accrued expenses	431,296	25,081			456,377
Notes payable - current portion	961,612	261,964	(231,964)	(b)	1,191,612
			200,000	(b)
Current portion of capital lease obligations	4,963	-			4,963
	----------------------	----------------------	----------------------		---------------------
Total current liabilities	1,753,776	1,209,182	37,656		3,000,614

Notes payable, net of current portion	-	314,784	(314,784)	(b)	-
Convertible notes and accrued interest
payable to related parties	4,577,872	-	800,000	(a)	4,577,872
			(800,000)	(e)
	----------------------	----------------------	----------------------		--------------------
Total liabilities	6,331,648	1,523,966	(277,128)		7,578,486
	----------------------	----------------------	----------------------		---------------------

Stockholders' equity (deficit):
Common stock, no par value:	7,464,373	170,000	(170,000)	(c)	7,464,373
Additional paid-in capital	2,780,841	-	2,100,000	(b)	5,798,098
			12,257	(d)
			105,000	(d)
			800,000	(e)
Accumulated deficit	(12,361,768)	(170,304)	170,304	(c)	(12,247,020)
			114,748	(b)
	----------------------	----------------------	----------------------		---------------------
Total stockholders' equity (deficit)	(2,116,554)	(304)	3,132,309		1,015,451
	----------------------	----------------------	----------------------		---------------------
	$4,215,094	$1,523,662	$2,855,181		$8,593,937
	===============	===============	===============		===============

See notes to unaudited pro forma combined financial statements.

VillageEDOCS and Subsidiaries
Pro Forma Combined Statements of Operations
For the Year Ended December 31, 2004
(Unaudited)

	VillageEDOCS	PFI
	For the Year Ended	For the Year Ended	Pro Forma		Pro Forma
	December 31, 2004	December 31, 2004	Adjustments		Combined
	--------------------	---------------------	---------------------		--------------------
Net sales	$6,014,269	$1,821,919	$(52,636)	(a)	$7,783,552
Cost of sales	2,367,789	311,852	(20,528)	(a)	2,659,113
	----------------------	-----------------------	-----------------------		----------------------
Gross profit	3,646,480	1,510,067	(32,108)		5,124,439
	---------------------	-----------------------	-----------------------		----------------------
Operating expenses	3,368,670	1,655,714	237,558		5,261,942
	----------------------	-----------------------	----------------------		----------------------
Income (loss) from operations	277,810	(145,647)	(269,666)		(137,503)

Interest expense	(666,623)	(31,010)	(10,000)	(b)	(707,633)
			31,010	(c)
Other income	-	6,353	114,748	(d)	121,101
	----------------------	-----------------------	-----------------------		----------------------
Loss before provision for
income taxes	(388,813)	(170,304)	(133,908)		(724,035)

Provision for income taxes	2,400	-	-		2,400
	----------------------	----------------------	-----------------------		----------------------
Net loss	$(391,213)	$(170,304)	$(133,908)		$(726,435)
	=============	=============	=============		=============
Basic and diluted loss available to
common stockholders per common share	$(0.01)				$(0.02)
	=============				=============
Weighted average shares outstanding	35,321,760		76,606	(e)	35,398,366
	=============		=============		=============

See notes to unaudited pro forma combined financial statements.

VillageEDOCS
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheets give effect to the acquisition of PFI as if the acquisition had occurred as of December 31, 2004.  The unaudited pro forma combined statements of operations assume the acquisition took place as of January 1, 2004.

For purposes of the pro forma, Resolution's financial results as of and for the period from February 29, 2004 (inception) through December 31, 2004 are combined with that of VillageEDOCS as of and for the year ended December 31, 2004.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of VillageEDOCS' (the "Company") results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with VillageEDOCS' historical financial statements and related notes.

Note 2 - Pro Forma Adjustments

The pro forma adjustments are based on VillageEDOCS' management's preliminary estimates of the value of the tangible and intangible assets acquired. A valuation of the net assets acquired in the acquisition will be conducted by a third-party appraisal firm. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Description of pro forma adjustments:

Pro Forma Adjustments to Combined Balance Sheets:

a)      Record the issuance of convertible promissory notes in consideration for $800,000 in cash, which was used in connection with the purchase of the common stock of Resolutions, to pay for acquisition costs, and to fund general working capital requirements

b)     Record the the payoff of a $546,748 third party note payable for $432,000 (including a gain on extinguishment of $114,748) of Resolutions and the purchase of Resolutions stock in exchange for the following:

Cash paid in settlement of a third party note payable	$432,000
Promissory notes issued by VillageEDOCS	200,000
Warrants to purchase 10,000,000 shares at
$0.15	2,100,000
--------------
$2,732,000
========

c)      Eliminate historical equity of Resolutions

d)     To record the following acquisition costs:

  76,606 shares of common stock to an employee as a finder fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).
  $22,120 in finder's fees, paid in April 2005.
  Warrants to purchase an aggregate of 550,000 warrants to the employees noted above.  The warrants are exercisable at $0.15, vest through April 2008 and expire in 2015.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).
  $47,500 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

e)   To record the relative fair value of the beneficial conversion feature and warrants associated with the $800,000 promissory note convertible in to shares of preferred stock.

f)   To record goodwill.  The pro forma adjustments are based on the Company's management's preliminary estimates of the value of the tangible and intangible assets acquired.  Management will conduct a valuation of the net assets acquired, with the assistance of a third-party appraisal firm.  As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Pro Forma Adjustments to Statements of Operations:

a)      Eliminate inter-company sales.

b)     Record interest expense for $200,000 in promissory notes issued in connection with purchase of Resolutions.

c)      Eliminate interest expense in connection with third party notes payable settled as of the date of acquisition

d)     Record gain on settlement of third party notes payable at a discount.

e)      Record issuance of shares issued in connection with the acquisition of Resolutions.